                           LOAN AND SECURITY AGREEMENT

                           Dated as of March 12, 2001

                                      among

                EACH OF THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                 as the Lenders,

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                          as the Administrative Agent,

                         PNC BANK, NATIONAL ASSOCIATION,
                           as the Documentation Agent,

                                       and

                         METALS RECEIVABLES CORPORATION,
                                 as the Borrower








                      BANK OF AMERICA, NATIONAL ASSOCIATION
                         PNC BANK, NATIONAL ASSOCIATION
                   Co-Lead Arrangers and Co-Syndication Agents

                                TABLE OF CONTENTS

ARTICLE 1 - INTERPRETATION OF THIS AGREEMENT...........................................................1
         Section 1.1       Definitions.................................................................1
         Section 1.2       Accounting Terms...........................................................20
         Section 1.3       Interpretive Provisions....................................................20

ARTICLE 2 - LOANS.....................................................................................21
         Section 2.1       Total Facility.............................................................21
         Section 2.2       Revolving Loans............................................................21
         Section 2.3       Bank Products..............................................................29

ARTICLE 3 - INTEREST AND FEES.........................................................................29
         Section 3.1       Interest...................................................................29
         Section 3.2       Conversion and Continuation Elections......................................30
         Section 3.3       Maximum Interest Rate......................................................31
         Section 3.4       Unused Line Fee............................................................32
         Section 3.5       Other Fees.................................................................33

ARTICLE 4 - PAYMENTS AND PREPAYMENTS..................................................................33
         Section 4.1       Revolving Loans............................................................33
         Section 4.2       Reduction of Commitments; Termination of Facility..........................33
         Section 4.3       Prepayments from Asset Dispositions........................................34
         Section 4.4       Payments by the Borrower...................................................34
         Section 4.5       Payments as Revolving Loans................................................34
         Section 4.6       Apportionment, Application, and Reversal of Payments.  ....................35
         Section 4.7       Indemnity for Returned Payments............................................35
         Section 4.8       The Agent's and the Lenders' Books and Records; Monthly
                           Statements.................................................................36

ARTICLE 5 - TAXES, YIELD PROTECTION, AND ILLEGALITY...................................................36
         Section 5.1       Taxes......................................................................36
         Section 5.2       Illegality.................................................................37
         Section 5.3       Increased Costs and Reduction of Return....................................38
         Section 5.4       Funding Losses.............................................................38
         Section 5.5       Inability to Determine Rates...............................................39
         Section 5.6       Certificates of Lenders....................................................39
         Section 5.7       Survival...................................................................39
         Section 5.8       Claims Under Section 5.1 and Section 5.3...................................39
         Section 5.9       Replacement of Affected Lender.............................................39

ARTICLE 6 - COLLATERAL................................................................................40
         Section 6.1       Grant of Security Interest.................................................40
         Section 6.2       Perfection and Protection of Security Interest.............................41
         Section 6.3       Location of Collateral.....................................................42


                                        i

         Section 6.4       Title to, Liens on, and Sale and Use of Collateral.........................43
         Section 6.5       Appraisals.................................................................43
         Section 6.6       Access and Examination; Confidentiality....................................43
         Section 6.7       Collateral Reporting.......................................................44
         Section 6.8       Accounts...................................................................45
         Section 6.9       Collection of Accounts; Payments...........................................47
         Section 6.10      Inventory, Equipment, and Real Estate......................................48
         Section 6.11      Documents, Instruments, and Chattel Paper..................................48
         Section 6.12      Right to Cure..............................................................48
         Section 6.13      Power of Attorney..........................................................48
         Section 6.14      The Agent's and the Lenders' Rights, Duties, and Liabilities...............49
         Section 6.15      Voting Rights, Distributions, Etc. in Respect of Investment Property.......49
         Section 6.16      Revised UCC Article 9......................................................50

ARTICLE 7 - BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.........................................52
         Section 7.1       Books and Records..........................................................52
         Section 7.2       Financial Information......................................................52
         Section 7.3       Notices to the Lenders.....................................................54
         Section 7.4       Revisions or Updates to Schedules..........................................55

ARTICLE 8 - GENERAL WARRANTIES AND REPRESENTATIONS....................................................56
         Section 8.1       Authorization, Validity, and Enforceability of this Agreement and the Loan Documents; No Conflicts.......................................56
         Section 8.2       Validity and Priority of Security Interest.................................57
         Section 8.3       Organization and Qualification.............................................57
         Section 8.4       Corporate Name; Prior Transactions.........................................57
         Section 8.5       Capital Stock..............................................................57
         Section 8.6       Financial Statements.......................................................57
         Section 8.7       Solvency...................................................................57
         Section 8.8       Debt.......................................................................58
         Section 8.9       Title to Property..........................................................58
         Section 8.10      Real Estate; Leases........................................................58
         Section 8.11      Proprietary Rights.........................................................58
         Section 8.12      Trade Names................................................................58
         Section 8.13      Litigation.................................................................58
         Section 8.14      Restrictive Agreements.....................................................58
         Section 8.15      Labor Matters..............................................................58
         Section 8.16      No Violation of Law........................................................59
         Section 8.17      No Default.................................................................59
         Section 8.18      ERISA Compliance...........................................................59
         Section 8.19      Taxes......................................................................59
         Section 8.20      Regulated Entities.........................................................59
         Section 8.21      Use of Proceeds; Margin Regulations........................................59
         Section 8.22      No Material Adverse Change.................................................59
         Section 8.23      Full Disclosure............................................................59
         Section 8.24      Material Agreements........................................................59


                                                        ii

         Section 8.25      Bank Accounts..............................................................60
         Section 8.26      Governmental Authorization.................................................60
         Section 8.27      Investment Property........................................................60
         Section 8.28      Indenture..................................................................60

ARTICLE 9 - AFFIRMATIVE AND NEGATIVE COVENANTS........................................................60
         Section 9.1       Taxes and Other Obligations................................................60
         Section 9.2       Existence and Good Standing................................................60
         Section 9.3       Compliance with Law and Agreements; Maintenance of Licenses................61
         Section 9.4       Maintenance of Property....................................................61
         Section 9.5       Insurance..................................................................61
         Section 9.6       Condemnation...............................................................62
         Section 9.7       Environmental Laws.........................................................62
         Section 9.8       Compliance with ERISA......................................................62
         Section 9.9       Mergers, Consolidations, Sales, Acquisitions...............................62
         Section 9.10      Distributions; Capital Change; Restricted Investments......................62
         Section 9.11      Transactions Affecting Collateral or Obligations...........................62
         Section 9.12      Guaranties.................................................................63
         Section 9.13      Funded Debt................................................................63
         Section 9.14      Prepayment of Debt.........................................................63
         Section 9.15      Transactions with Affiliates...............................................63
         Section 9.16      Investment Banking and Finder's Fees.......................................63
         Section 9.17      Nature of Business Conducted...............................................63
         Section 9.18      Liens......................................................................63
         Section 9.19      Sale and Leaseback Transactions............................................63
         Section 9.20      New Subsidiaries...........................................................63
         Section 9.21      Fiscal Year................................................................64
         Section 9.22      Capital Expenditures.......................................................64
         Section 9.23      Operating Lease Obligations................................................64
         Section 9.24      Minimum Availability.......................................................64
         Section 9.25      Use of Proceeds............................................................64
         Section 9.26      Further Assurances.........................................................64
         Section 9.27      Bank and Documentation Agent as Depository.................................64
         Section 9.28      Indenture..................................................................64
         Section 9.29      RPA........................................................................64
         Section 9.30      Borrower's Conduct of Business.............................................65
         Section 9.31      Excess Cash................................................................66

ARTICLE 10 - CONDITIONS OF LENDING....................................................................66
         Section 10.1      Conditions Precedent to Making of Revolving Loans on the
                           Closing Date...............................................................66
         Section 10.2      Conditions Precedent to Each Revolving Loan................................70

ARTICLE 11 - DEFAULT REMEDIES.........................................................................71
         Section 11.1      Events of Default..........................................................71
         Section 11.2      Remedies...................................................................73


                                                       iii

ARTICLE 12 - TERM AND TERMINATION.....................................................................76
         Section 12.1      Term and Termination.......................................................76

ARTICLE 13 - AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS;
SUCCESSORS............................................................................................76
         Section 13.1      No Waivers; Cumulative Remedies............................................76
         Section 13.2      Amendments and Waivers.....................................................77
         Section 13.3      Assignments; Participations................................................78

ARTICLE 14 - THE AGENT................................................................................80
         Section 14.1      Appointment and Authorization..............................................80
         Section 14.2      Delegation of Duties.......................................................80
         Section 14.3      Liability of the Agent.....................................................81
         Section 14.4      Reliance by the Agent......................................................81
         Section 14.5      Notice of Default..........................................................82
         Section 14.6      Credit Decision............................................................82
         Section 14.7      Indemnification............................................................82
         Section 14.8      The Agent in Individual Capacity...........................................83
         Section 14.9      Successor Agent............................................................83
         Section 14.10     Withholding Tax............................................................84
         Section 14.11     Co-Agents..................................................................85
         Section 14.12     Collateral Matters.........................................................85
         Section 14.13     Restrictions on Actions by Lenders; Sharing of Payments....................86
         Section 14.14     Agency for Perfection......................................................87
         Section 14.15     Payments by the Agent to the Lenders.......................................87
         Section 14.16     Concerning the Collateral and the Related Loan Documents...................87
         Section 14.17     Field Audit and Examination Reports; Disclaimer by Lenders.................87
         Section 14.18     Relation Among Lenders.....................................................88

ARTICLE 15 - MISCELLANEOUS............................................................................88
         Section 15.1      Cumulative Remedies; No Prior Recourse to Collateral.......................88
         Section 15.2      Severability...............................................................88
         Section 15.3      Governing Law; Choice of Forum.............................................89
         Section 15.4      Waiver of Jury Trial.......................................................89
         Section 15.5      Survival of Representations and Warranties.................................90
         Section 15.6      Other Security and Guaranties..............................................90
         Section 15.7      Fees and Expenses..........................................................90
         Section 15.8      Notices....................................................................91
         Section 15.9      Waiver of Notices..........................................................92
         Section 15.10     Binding Effect.............................................................92
         Section 15.11     Indemnity of the Agent and the Lenders by the Borrower.....................92
         Section 15.12     Limitation of Liability....................................................93
         Section 15.13     Final Agreement............................................................93
         Section 15.14     Counterparts...............................................................94


                                                         iv

         Section 15.15     Captions...................................................................94
         Section 15.16     Right of Set-off...........................................................94

Schedules:
         Schedule 1.1(A)    -  Permitted Liens
         Schedule 1.1(B)    -  Permitted Investments
         Schedule 6.3       -  Chief Executive Office; Location of Collateral
         Schedule 8.3       -  Organization and Qualification
         Schedule 8.4       -  Corporate Names
         Schedule 8.5       -  Capital Stock
         Schedule 8.12      -  Trade Names
         Schedule 8.24      -  Material Agreements
         Schedule 8.25      -  Bank Accounts

Exhibits:
         Exhibit A   -    Form of Revolving Note
         Exhibit B   -    Form of Borrowing Base Certificate
         Exhibit C   -    Form of Notice of Borrowing
         Exhibit D   -    Form of Notice of Conversion/Continuation
         Exhibit E   -    Form of Assignment and Acceptance
         Exhibit F   -    Form of Compliance Certificate

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement, dated as of March 12, 2001, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS"), Bank of America, National Association with an office located at 901 Main Street, 6th Floor, Dallas, Texas 75202, as administrative agent for the Lenders (in its capacity as administrative agent, the "AGENT"), and Metals Receivables Corporation, a Delaware corporation.

                               W I T N E S S E T H


         A. The Borrower has requested the Lenders to make available to the Borrower a revolving line of credit for loans in an aggregate amount of $100,000,000 which line of credit the Borrower will use for the purposes set forth in SECTION 9.25.

         B. The Lenders have agreed to make available to the Borrower such credit facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrower hereby agree as follows.

                                    ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

         Section 1.1       DEFINITIONS.  As used herein:


         "ACCOUNT" means, with respect to a Person, any of such Person's now owned and hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and "ACCOUNTS" means, with respect to any such Person, all of the foregoing.

         "ACCOUNT DEBTOR" means each Person obligated on an Account.

         "ACH TRANSACTIONS" means any cash management or related services including the automated clearing house transfer of funds by the Bank or the Documentation Agent for the account of the Borrower pursuant to agreement or overdrafts.

         "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10.0%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.


LOAN AND SECURITY AGREEMENT - Page 1

         "AGENT" means the Bank, solely in its capacity as the administrative agent for the Lenders, and any successor administrative agent.

         "AGENT ADVANCES" has the meaning specified in SECTION 2.2(i).

         "AGENTS' LETTER" means that certain letter agreement, dated as of the Closing Date, among the Borrower, the Agent, and the Documentation Agent, as such letter agreement may be amended, restated, or otherwise modified from time to time.

         "AGENT'S LIENS" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, the Bank, the Documentation Agent, and the Agent, pursuant to this Agreement and the other Loan Documents.

         "AGENT-RELATED PERSONS" means the Agent, together with its Affiliates, and the officers, directors, employees, agents, and attorneys-in-fact of the Agent and its Affiliates.

         "AGGREGATE REVOLVER OUTSTANDINGS" means, at any time: the sum of (a) the unpaid balance of Revolving Loans and (b) the aggregate amount of Pending Revolving Loans.

         "AGREEMENT" means this Loan and Security Agreement as it may be amended or otherwise modified from time to time.

         "ANNIVERSARY DATE" means an anniversary of the Closing Date.

         "APPLICABLE MARGIN" means, as of the Closing Date,


                  (a) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Rate Revolving Loans), zero percent (0.00%) and

                  (b) with respect to LIBOR Rate Revolving Loans, two and three-quarters percent (2.75%),

in each case subject to adjustment from time to time thereafter to the applicable percentage specified corresponding to the "Fixed Charge Coverage Ratio" (as defined in the Metals Loan Agreement) of the Parent, as set forth below, respectively:

             -------------------------------------------------------------------------------
             Fixed Charge Coverage Ratio         Base Rate               LIBOR Rate
                                                 Revolving Loans         Revolving  Loans
                                                 and all other
                                                 Obligations
             -------------------------------------------------------------------------------
             Less than 1.00 to 1.00                0.00%                    2.75%
             -------------------------------------------------------------------------------
             Greater than or equal to 1.00         0.00%                    2.50%
             to 1.00, but less than 1.30 to
             1.00
             -------------------------------------------------------------------------------


LOAN AND SECURITY AGREEMENT - Page 2

             -------------------------------------------------------------------------------
             Fixed Charge Coverage Ratio         Base Rate               LIBOR Rate
                                                 Revolving Loans         Revolving  Loans
                                                 and all other
                                                 Obligations
             -------------------------------------------------------------------------------
             Fixed Charge Coverage Ratio         Base Rate               LIBOR Rate
             Greater than or equal to 1.30          0.00%                    2.25%
             to 1.00
             -------------------------------------------------------------------------------

For the purpose of determining any such adjustments to the Applicable Margin, the Fixed Charge Coverage Ratio of the Parent shall be determined based upon the Parent's "Financial Statements" (as defined in the Metals Loan Agreement) for each of its respective Fiscal Quarters, beginning with the Fiscal Quarter ending September 30, 2001, delivered to the Agent as required by the Metals Loan Agreement, and any such adjustment, if any, shall become effective (A) with respect to the Base Rate Revolving Loans and all other Obligations on and after the first day of the calendar month following the calendar month in which such Financial Statements of the Parent are delivered to the Agent and (B) with respect to LIBOR Rate Revolving Loans as of the date on or after the first day of the calendar month following the calendar month in which such Financial Statements of the Parent are delivered to the Agent when any LIBOR Rate Revolving Loan is made, continued, or converted, as the case may be.

         "ASSIGNEE" has the meaning specified in SECTION 13.3(a).

         "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in SECTION
13.3(a).

         "ATTORNEY COSTS" means and includes all reasonable and customary fees, expenses, and disbursements of any law firm or other counsel engaged by the Agent, the allocated costs of internal legal services of the Agent, and the reasonable expenses of internal counsel to the Agent.

         "AVAILABLE CREDIT" means, at any time, (a) the Borrowing Base MINUS (b) the Aggregate Revolver Outstandings.

         "BANK" means Bank of America, National Association, a national banking association, or any successor entity thereto.

         "BANK PRODUCTS" means any one or more of the following types of services or facilities extended to the Borrower by the Bank, the Documentation Agent, or any Affiliate of the Bank or the Documentation Agent in reliance on the Bank's or the Documentation Agent's, as applicable, agreement to indemnify such Affiliate: (a) credit cards; (b) ACH Transactions; (c) Hedge Agreements; and (d) foreign exchange contracts.

         "BANK PRODUCT RESERVES" means all reserves which the Agent or the Documentation Agent from time to time establishes in its sole discretion for the Bank Products then provided or outstanding.

         "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.).


LOAN AND SECURITY AGREEMENT - Page 3

         "BASE RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

         "BASE RATE REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

         "BLOCKED ACCOUNT AGREEMENT" means an agreement among the Borrower, the Agent, and a Clearing Bank, in form and substance satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts and other Collateral of the Borrower.

         "BORROWER" means Metals Receivables Corporation, a Delaware
Corporation.

         "BORROWING" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders, by the Bank (in the case of a Borrowing funded by a Non-Ratable Loan), or by the Agent (in the case of a Borrowing consisting of an Agent Advance) to the Borrower.

         "BORROWING BASE" means, at any time, an amount equal to the lesser of

                  (a)      the Maximum Revolver Amount or

                  (b)      the sum of

                           (i) seventy percent (70.0%) of the Net Amount of
                  Eligible Accounts, MINUS

                           (ii)     the sum of

                                    (A) reserves for accrued and unpaid interest
                           on the Obligations,

                                    (B) the Bank Product Reserves, and

                                    (C) all other reserves which the Agent deems
                           necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrower, including reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrower.

         "BORROWING BASE CERTIFICATE" means a certificate by a Responsible Officer of the Borrower, substantially in the form of EXHIBIT B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including, to


LOAN AND SECURITY AGREEMENT - Page 4
the extent the Borrower has received notice of any such reserve from the Agent, any of the reserves included in such calculation pursuant to CLAUSE (b)(ii) of the definition of Borrowing Base), all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; PROVIDED that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

         "BUSINESS DAY" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Dallas, Texas, or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings, and payments in connection with the LIBOR Rate or LIBOR Rate Revolving Loans, any day that is a Business Day pursuant to CLAUSE (a) preceding and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

         "CAPITAL ADEQUACY REGULATION" means any guideline, request, or directive of any central bank or other Governmental Authority, or any other law, rule, or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "CAPITAL EXPENDITURES" means expenditures (whether paid in cash or by entering into any Debt, including any Capital Leases) by the Borrower that, in accordance with GAAP, are required to be included in or reflected by the property, plant, equipment, or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower.

         "CAPITAL LEASE" means, with respect to any Person, any lease of property which, in accordance with GAAP, should be reflected as a capital lease on a balance sheet of such Person.

         "CAPITAL STOCK" means any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (however designated) issued by any Person.


         "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the adoption of a plan relating to the liquidation or dissolution of the Borrower; or (b) the acquisition by any Person other than the Parent of any interest of the Capital Stock of the Borrower by way of merger or consolidation or otherwise.

         "CLEARING BANK" means the Bank, the Documentation Agent, or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

         "CLOSING DATE" means the date of this Agreement.


LOAN AND SECURITY AGREEMENT - Page 5

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and the regulations promulgated thereunder.

         "COLLATERAL" has the meaning specified in SECTION 6.1.

         "COMMITMENT" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "COMMITMENT" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, or the most recent Assignment and Acceptance such Lender is a party to, in accordance with the provisions of SECTION 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of SECTION 13.3, and "COMMITMENTS" means, collectively, the aggregate amount of the Commitments of all of the Lenders.

         "COMPLIANCE CERTIFICATE" has the meaning specified in SECTION 7.2(d).

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

         "CONVERSION/CONTINUATION DATE" means the effective date of (a) any conversion of LIBOR Rate Revolving Loans to Base Rate Revolving Loans or of Base Rate Revolving Loans to LIBOR Rate Revolving Loans or (b) any continuation of LIBOR Rate Revolving Loans as LIBOR Rate Revolving Loans.

         "COPYRIGHT, PATENT, AND TRADEMARK AGREEMENTS" means each Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement executed and delivered by the Borrower to the Agent to evidence and perfect the Agent's security interest in the Borrower's present and future copyrights, patents, trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

         "DEBT" means, without duplication, with respect to any Person (the "subject Person"), all indebtedness, liabilities, and obligations of the subject Person of any kind or nature, now or hereafter owing, arising, due, or payable, howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, and including, without in any way limiting the generality of the foregoing: (a) indebtedness, liabilities, and obligations to trade creditors; (b) in the case of the Borrower, all Obligations; (c) all indebtedness, liabilities, and obligations of any other Person, whether or not owed by the subject Person, secured by any Lien on the subject Person's property, even though the subject Person shall not have assumed or become liable for the payment thereof; PROVIDED, HOWEVER, that all such indebtedness, liabilities, and obligations which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP; (d) all indebtedness, liabilities, and obligations created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the subject Person, even if the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such property; PROVIDED, HOWEVER, that all such


LOAN AND SECURITY AGREEMENT - Page 6
indebtedness, liabilities, and obligations which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP; and (e) all indebtedness, liabilities, and obligations under Guaranties.

         "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

         "DEFAULT RATE" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate PLUS (b) two percent (2.0%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

         "DEFAULTING LENDER" has the meaning specified in SECTION 2.2(g)(ii).

         "DISTRIBUTION" means, with respect to any Person: (a) the payment or making of any dividend or other distribution of property in respect of such Person's Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock); or (b) the redemption or other acquisition by such Person of any Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock).

         "DOCUMENTATION AGENT" means PNC Bank, National Association, a national banking association.

         "DOL" means the United States Department of Labor or any successor department or agency.

         "DOLLAR" and "$" means dollars in the lawful currency of the United States.

         "ELIGIBLE ACCOUNTS" means the Accounts of the Borrower which the Agent in the exercise of its reasonable discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts, at any time, shall not, unless the Agent in its sole discretion elects, include any Account purchased by the Borrower from an RPA Seller which would not be an "Eligible Account" (as defined in the Metals Loan Agreement) based upon the hypothetical assumption that such Account had not been purchased by the Borrower under the RPA but rather is owned by such RPA Seller at such time, and if any such Account at any time would cease to be an Eligible Account under the Metals Loan Agreement based upon such hypothetical assumption, then such Account shall promptly be excluded from Eligible Accounts.

         "ELIGIBLE ASSIGNEE" means (a) a commercial bank, commercial finance company, or other asset based lender having total assets in excess of $1,000,000,000 and being reasonably acceptable to the Agent and, after the "Initial Syndication" (as defined in the Agents' Letter) and if no Default or Event of Default exists hereunder, the Borrower; (b) any Lender; (c) any Affiliate of any Lender; and (d) if an Event of Default exists, any other Person reasonably acceptable to the Agent.


LOAN AND SECURITY AGREEMENT - Page 7

         "ENACTMENT STATE" means, from and after the effective date of its enactment thereof, any state (or the District of Columbia) of the United States that enacts Revised Article 9.

         "ENVIRONMENTAL LAWS" means all federal, state, or local laws, statutes, common law duties, rules, regulations, ordinances, and codes, together with all administrative orders, directed duties, licenses, authorizations, and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety, and land use matters.

         "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "EQUIPMENT" means, with respect to a Person, all of such Person's now owned and hereafter acquired machinery, equipment, as defined by the UCC, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles and other rolling stock with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Person and all of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties, and rights with respect thereto, wherever any of the foregoing is located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.


LOAN AND SECURITY AGREEMENT - Page 8

         "EVENT OF DEFAULT" has the meaning specified in SECTION 11.1.

         "EXCESS CASH" means the amount by which available cash and Cash Equivalents of the Borrower exceeds $250,000.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

         "EXISTING ARTICLE 9" means, with respect to the UCC as in effect in any state (or the District of Columbia) of the United States, Article 9 of the UCC as in effect in such jurisdiction from time to time prior to the date of enactment by such state of Revised Article 9.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1.0%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "FINANCIAL STATEMENTS" means, according to the context in which it is used, the financial statements referred to in SECTION 8.6 or any other financial statements required to be given to the Agent or the Lenders pursuant to this Agreement.

         "FISCAL QUARTER" means one of the four three (3) calendar month fiscal measurement periods in each Fiscal Year.

         "FISCAL PERIOD" means a calendar month.

         "FISCAL YEAR" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower ends on December 31, 2001.

         "FUNDED DEBT" means with respect to a Person, without duplication, (a) all Debt of such Person for borrowed money, (b) all Debt of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) the amount of all Debt of such Person under Capital Leases, (d) the amount of all Debt of such Person secured by a Lien existing on property owned by such Person whether or not the Debt secured thereby has been assumed by such Person or is non-recourse to such Person, (e) all Debt of such Person to redeem or retire any Capital Stock of such Person; PROVIDED that the holder(s) of such Capital Stock shall on the date of determination hold the right to redeem or retire such Capital Stock for cash, (f) all Debt of such Person in respect of unfunded vested


LOAN AND SECURITY AGREEMENT - Page 9
benefits under any Plan, (g) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP), (h) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments, and (i) the imputed principal balance outstanding under any synthetic lease, tax retention operating lease, off balance sheet loan, or similar off balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

         "FUNDING DATE" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession).

         "GENERAL INTANGIBLES" means, with respect to a Person, all of such Person's now owned or hereafter acquired general intangibles, as defined in the UCC, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, and any letter of credit, guarantee, claim, security interest, or other security held by or granted to such Person. Without limiting any of the foregoing, "General Intangibles" includes, with respect to the Borrower, the RPA Buyer Interest.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTY" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend, or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in


LOAN AND SECURITY AGREEMENT - Page 10
respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

         "HEDGE AGREEMENT" means any and all transactions, agreements, or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity, or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Person's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations, or commodity prices.

         "INDENTURE" means that certain Indenture, dated as of February 11, 1998, by and among Metals USA, Inc., the "Guarantors" named therein, and U.S. Trust Company of California, N.A., as trustee, as such indenture may be amended, restated, supplemented, or otherwise modified from time to time.

         "INTERCOMPANY ACCOUNTS" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate of the Borrower.

         "INTEREST PERIOD" means, with respect to any LIBOR Rate Revolving Loan, the period commencing on the Funding Date of such Revolving Loan or on the Conversion/Continuation Date on which such Revolving Loan is converted into or continued as a LIBOR Rate Revolving Loan, and ending on the date one, two, or three months thereafter as selected by the Borrower in a Notice of Borrowing or a Notice of Conversion/Continuation; PROVIDED that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Stated Termination Date.

         "INTEREST RATE" means each or any of the interest rates, including the Default Rate, set forth in SECTION 3.1.

         "INVENTORY" means, with respect to a Person, all of such Person's now owned and hereafter acquired inventory, as defined in the UCC, goods, and merchandise, wherever located, in each case


LOAN AND SECURITY AGREEMENT - Page 11
to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials, and supplies of any kind, nature, or description which are used or consumed in such Person's business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and other property, and all documents of title or other documents representing them.

         "INVESTMENT PROPERTY" means, with respect to a Person, all of such Person's right, title, and interest in and to any and all investment property, as defined in the UCC, including, without limitation, all (a) securities whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts and (e) commodity accounts; together with all other units, shares, partnership interests, membership interests, equity interests, rights, or other equivalent evidences of ownership (howsoever designated) issued by any Person.

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "ISSUER" has the meaning specified in SECTION 6.2(d).

         "LENDER" and "LENDERS" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding.

         "LIBOR RATE" means, for any Interest Period, with respect to LIBOR Rate Revolving Loans, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR Rate        =            OFFSHORE BASE RATE
                                       ----------------------------------------
                                        1.00 - Eurodollar Reserve Percentage

                  Where,

                           "EURODOLLAR RESERVE PERCENTAGE" means, for any day
                  during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Rate Revolving Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                           "OFFSHORE BASE RATE" means the rate per annum
                  appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest


LOAN AND SECURITY AGREEMENT - Page 12

                  Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Agent as the rate of interest at which Dollar deposits in the approximate amount of the LIBOR Rate Revolving Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore Dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

         "LIBOR RATE REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

         "LIEN" means (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment, or bailment for security purposes, (b) to the extent not included under CLAUSE (a) preceding, any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance affecting property, and (c) any contingent or other agreement to provide any of the foregoing.

         "LOAN ACCOUNT" means the loan account of the Borrower, which account shall be maintained by the Agent.

         "LOAN DOCUMENTS" means collectively this Agreement, the Revolving Notes, the Agents' Letter, and each other agreement, certificate, document, or instrument executed or delivered by the Borrower to the Agent or any Lender in connection with this Agreement, the Obligations, or the Collateral whether prior to, on, or after the Closing Date, and any and all renewals, extensions, amendments, modifications, or restatements of any of the foregoing.

         "MAJORITY LENDERS" means, as of any date of determination, the Lenders whose Pro Rata Shares aggregate more than fifty percent (50.0%) as such percentage is determined according to the definition of Pro Rata Share.

         "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U, or X of the Federal Reserve Board.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise), or prospects of the Borrower or of the Collateral, (b) a material impairment of the ability of the Borrower to perform


LOAN AND SECURITY AGREEMENT - Page 13
under any Loan Document and to avoid any Event of Default, or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against the Borrower of any Loan Document.

         "MAXIMUM RATE" means, at any time, the maximum rate of interest the Lenders may lawfully contract for, charge, or receive in respect of the Obligations as allowed by any Requirement of Law. For purposes of determining the Maximum Rate under the Requirements of Law of the State of Texas, the applicable rate ceiling shall be (a) the "weekly ceiling" described in and computed in accordance with the provisions of Section 303.003 of the Texas Finance Code, as amended or (b) if the parties subsequently contract as allowed by any Requirement of Law, the "quarterly ceiling" or the "annualized ceiling" computed pursuant to Section 303.008 of the Texas Finance Code, as amended; PROVIDED, HOWEVER, that at any time the "weekly ceiling", the "quarterly ceiling", or the "annualized ceiling" shall be less than eighteen percent (18.0%) per annum or more than twenty-four percent (24.0%) per annum, the provisions of Section 303.009(a) and Section 303.009(b) of the Texas Finance Code, as amended, shall control for purposes of such determination, as applicable.

         "MAXIMUM REVOLVER AMOUNT" means $100,000,000.

         "METALS LOAN AGREEMENT" means that certain Loan and Security Agreement, dated concurrently herewith, among the Parent, each of the Subsidiaries of the Parent party thereto, Bank of America, National Association as administrative agent for the "Lenders" party thereto, and each of the lending institutions party thereto as "Lenders", as such agreement may be amended, restated, or otherwise modified from time to time.

         "MULTI-EMPLOYER PLAN" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

         "NEGATIVE PLEDGE" means any agreement, contract, or other arrangement whereby the Borrower is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring, or suffering to exist, directly or indirectly, any Lien on any of its assets in favor of the Agent under the Loan Documents.

         "NET AMOUNT OF ELIGIBLE ACCOUNTS" means, at any time, the gross amount of Eligible Accounts less sales, excise, or similar taxes, and less returns, discounts, claims, credits, and allowances of any nature at any time issued, owing, granted, outstanding, available, or claimed.

         "NON-RATABLE LOAN" and "NON-RATABLE LOANS" have the respective meanings specified in SECTION 2.2(h).

         "NOTICE OF BORROWING" has the meaning specified in SECTION 2.2(b).

         "NOTICE OF CONVERSION/CONTINUATION" has the meaning specified in
SECTION 3.2(b).

         "OBLIGATIONS" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Lender, arising under or pursuant


LOAN AND SECURITY AGREEMENT - Page 14
to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees, and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter arising from or in connection with Bank Products.

         "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies (excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's or the Agent's net income) which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "PARENT" means Metals USA, Inc., a Delaware corporation.

         "PARTICIPANT" means any commercial bank, financial institution, or other Person not an Affiliate of the Borrower who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

         "PAYMENT ACCOUNT" means each bank account established pursuant to
SECTION 6.9, to which the funds of the Borrower (including proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or the Borrower as the Agent may determine, on terms acceptable to the Agent.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

         "PENDING REVOLVING LOANS" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

         "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) calendar years.

         "PERMITTED LIENS" means:

                  (a)      the Agent's Liens;


LOAN AND SECURITY AGREEMENT - Page 15

                  (b) Liens on the Borrower's Accounts (and related "Records", "Related Security", and "Collections" (as defined by the RPA)) in favor of each RPA Seller securing the Borrower's obligations under the RPA Seller Note owing to such RPA Seller, arising pursuant to Section 1.9 of the RPA, PROVIDED that each such Lien shall at all times be junior and subordinate to the Agent's Liens; and

                  (c) Liens existing under the Metals Loan Agreement on the Accounts purchased by the Borrower from the RPA Sellers, PROVIDED that such Liens shall at all times be junior and subordinate to the Agent's Lien.

         "PERMITTED SUBORDINATED DEBT" means unsecured Debt owing by the Borrower which is subordinated to payment of the Obligations on terms approved in writing by the Agent and the Majority Lenders and any renewals, modifications, or amendments thereof which are approved in writing by the Majority Lenders.

         "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

         "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "PRO RATA SHARE" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

         "PROPRIETARY RIGHTS" means, with respect to a Person, all of such Person's now owned and hereafter arising or acquired licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

         "REAL ESTATE" means, with respect to any Person, all of such Person's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds, and future interests, together with all of such Person's now and hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto, and the easements appurtenant thereto.


LOAN AND SECURITY AGREEMENT - Page 16

         "RELEASE" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater, or Real Estate or other property.

         "REPORTABLE EVENT" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject. In respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Requirement of Law" includes the laws of the United States, including, without limitation, 12 USC Sections 85 and 86(a), as amended from time to time, and any other statute of the United States now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Chapter 306 of the Texas Finance Code, if applicable, and if Chapter 306 of the Texas Finance Code is not applicable, Chapter 303 of the Texas Finance Code, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; PROVIDED that the parties hereto agree pursuant to Texas Finance Code
Section 346.004 that the provisions of Chapter 346 of the Texas Finance Code shall not apply to the Revolving Loans, this Agreement, or any other Loan Documents.

         "RESPONSIBLE OFFICER" means, with respect to the Borrower, the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, or controller and, in each case preceding, any other officer having substantially the same authority and responsibility.

         "RESTRICTED INVESTMENT" means, with respect to the Borrower, any acquisition of any Funded Debt, equity interests, or securities by the Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or a loan, advance, capital contribution, or subscription, except the following: (a) direct obligations of the United States, or any agency thereof, or obligations guaranteed by the United States; PROVIDED that such obligations mature within one (1) year from the date of acquisition thereof; (b) acquisitions of certificates of deposit maturing within one (1) year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (c) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than ninety (90) days from the date of creation thereof; (d) Hedge Agreements entered into for the purpose of hedging interest payable under this Agreement; (e) investments in mutual funds substantially all of the assets of which are comprised of securities of the types described in CLAUSES (a), (b), and (c) preceding; (f) existing investments listed on the attached SCHEDULE 1.1(B); (g) the purchase of Accounts pursuant to the RPA; and (h) loans by the Borrower to the Parent pursuant to CLAUSE (c)(II) of SECTION 9.31.


LOAN AND SECURITY AGREEMENT - Page 17

         "REVISED ARTICLE 9" means, with respect to the UCC as in effect in any Enactment State, Uniform Commercial Code, Article 9, 1999 Official Text, as enacted in such state.

         "REVOLVING LOANS" has the meaning specified in SECTION 2.2 and includes each Agent Advance and Non-Ratable Loan.

         "REVOLVING NOTE" means a promissory note made by the Borrower payable to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Revolving Loans made to each of the Borrower by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement, or exchange thereof whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Closing Date or otherwise) substantially in the form of EXHIBIT A, with all of the blanks properly completed, either as originally executed or as such promissory note may be renewed, extended, modified, amended, supplemented, or restated from time to time.

         "RPA" means that certain Receivables Purchase Agreement among the Borrower and each of the RPA Sellers, as such agreement may be amended, restated, or otherwise modified from time to time.

         "RPA BUYER INTEREST" means all of the Borrower's right, title, and interest (including, without limitation, any and all claims and rights to payment) under the RPA (including rights and obligations, if any, in favor of the Borrower under Section 7.17 thereof).

         "RPA SELLER" means each "Originator" (as defined in the RPA) and its successors and assigns, each additional Person which becomes an "Originator" (as defined in the RPA) under the RPA with the written consent of the Agent and its successors and assigns, and "RPA SELLERS" means more than one or all of such Persons.

         "RPA SELLER NOTE" means each promissory note executed by the Borrower payable to an RPA Seller, evidencing the Borrower's obligation to repay each RPA Seller all "Originator Revolving Loans" (as defined in the RPA) made to the Borrower by each such RPA Seller pursuant to the RPA, as any such promissory note may be renewed, amended, restated, or otherwise modified from time to time.

         "SETTLEMENT" and "SETTLEMENT DATE" have the meanings specified in
SECTION 2.2(j)(i).

         "SOLVENT" means, with respect to the Borrower, as of any date, that on and as of such date (both before and after effecting the transactions contemplated by this Agreement and making any Revolving Loans or taking any other actions permitted by this Agreement proposed to be taken as of such date)
(a) the sum of the Borrower's debts is not greater than all of the Borrower's property, at a fair valuation, (b) the sum of the Borrower's debts is not greater than all of the Borrower's assets, at a fair valuation, (c) the Borrower is generally paying its debts as they become due, (d) the Borrower is not engaged or about to engage in any business or any transaction for which (i) its property is an unreasonably small capital or (ii) the remaining assets of the Borrower are


LOAN AND SECURITY AGREEMENT - Page 18
unreasonably small in relation to any such business or transaction, (e) the Borrower does not intend to incur, anddoes not believe that it will incur, debts that are or would be beyond its ability to pay as such debts mature or become due, and (f) the Borrower does not intend to hinder, delay, or defraud any creditor of the Borrower. For this purpose "debts" includes anything included within the definition of "debt" as used in Section 548 of the United States Bankruptcy Code or as defined or used by Section 24.002 or Section 24.003 of the Texas Uniform Fraudulent Transfer Act, and "assets" has the meaning defined or used by Section 24.002 of the Texas Uniform Fraudulent Transfer Act. Contingent, unliquidated, or disputed obligations or liabilities (if any) are valued at the amount which, in light of all relevant facts and circumstances, is reasonably expected to become absolute, liquidated, or mature.

         "STATED TERMINATION DATE" means March 12, 2004.

         "SUBSIDIARY" means, with respect to any Person (the "subject Person"), any corporation, association, partnership, limited liability company, joint venture, or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the subject Person, or one or more of the Subsidiaries of the subject Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

         "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of the Agent and each Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or such Lender's net income in any jurisdiction (whether federal, state, or local and including any political subdivision thereof) under the laws of which the Agent or such Lender, as the case may be, is organized or maintains a lending office.

         "TERMINATION DATE" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated either by the Borrower pursuant to SECTION 4.2 or by the Majority Lenders pursuant to SECTION 11.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

         "TOTAL FACILITY" has the meaning specified in SECTION 2.1.

         "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of Texas or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

         "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNITED STATES" means the United States of America.


LOAN AND SECURITY AGREEMENT - Page 19

         "UNUSED LINE FEE" has the meaning specified in SECTION 3.4.

         "UNUSED LINE FEE PERCENTAGE" means, as of the Closing Date, one-half percent (0.50%), subject to adjustment from time to time thereafter to the applicable percentage specified corresponding to the "Fixed Charge Coverage Ratio" (as defined in the Metals Loan Agreement) of the Parent, as set forth below, respectively:

         Fixed Charge Coverage Ratio               Unused Line Fee Percentage
         ---------------------------               --------------------------
         Less than 1.00 to 1.00                              0.50%
         Greater than or equal to 1.00 to 1.00, but         0.375%
         less than 1.30 to 1.00
         Greater than or equal to 1.30 to 1.00               0.25%

For the purpose of determining any such adjustments to the Unused Line Fee Percentage, the Fixed Charge Coverage Ratio of the Parent shall be determined based upon the Parent's "Financial Statements" (as defined in the Metals Loan Agreement) for each of its respective Fiscal Quarters, beginning with the Fiscal Quarter ending September 30, 2001, delivered to the Agent as required by the Metals Loan Agreement and any such adjustment, if any, shall become effective on and after the first day of the calendar month following the calendar month in which such Financial Statements of the Parent are delivered to the Agent.

         "WHOLLY-OWNED SUBSIDIARY" when used to determine the relationship of a Subsidiary to a Person, means a Subsidiary all of the issued and outstanding Capital Stock (other than directors' qualifying shares) of which shall at the time be owned by such Person or one or more of such Person's Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly-Owned Subsidiaries.

         Section 1.2 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given to such term in accordance with GAAP.

         Section 1.3       INTERPRETIVE PROVISIONS.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Terms used herein that are defined in the UCC and are not otherwise defined herein, shall have the meaning specified therefor in the UCC.

                  (b) The words "hereof," "herein," "hereunder," and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule, and Exhibit references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices, and other writings, however evidenced. The term "including" is not limiting and means "including, without limitation." In the computation of periods of time


LOAN AND SECURITY AGREEMENT - Page 20
         from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

                  (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (e) This Agreement and the other Loan Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms.

                  (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Lenders, and the Borrower and are the products of all parties. Accordingly, they shall not be construed against the Agent, the Lenders, or the Borrower merely because of the Agent's, the Lenders', or the Borrower's involvement in their preparation.

                                    ARTICLE 2

                                      LOANS

         Section 2.1 TOTAL FACILITY. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of $100,000,000 (the "TOTAL FACILITY") for use by the Borrower from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans, as described in SECTION 2.2.

         Section 2.2       REVOLVING LOANS.

                  (a) AMOUNTS. Subject to the satisfaction of the conditions precedent set forth in ARTICLE 10, each Lender severally, but not jointly, agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "REVOLVING LOANS") to the Borrower in amounts not to exceed (except for the Bank with respect to Non-Ratable Loans and except for the Agent with respect to Agent Advances) such Lender's Pro Rata Share of the Borrowing Base. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans in


LOAN AND SECURITY AGREEMENT - Page 21
         excess of the Available Credit on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings exceed the Borrowing Base, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of SECTION 2.2(i).

                  (b)      PROCEDURE FOR BORROWING.

                           (i) Each Borrowing shall be made upon the Borrower's
                  irrevocable written notice delivered to the Agent in the form of a notice of borrowing in the form attached hereto as EXHIBIT C (a "NOTICE OF BORROWING"), which must be received by the Agent prior to 11:00 a.m. (Dallas, Texas time) (y) three
                  (3) Business Days prior to the requested Funding Date in the case of a LIBOR Rate Revolving Loan and (z) on the requested Funding Date, in the case of a Base Rate Revolving Loan, specifying:

                                    (A) the amount of the Borrowing, which, if a
                           LIBOR Rate Revolving Loan, shall be in an amount that is not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and if a Base Rate Revolving Loan, shall be in an amount that is not less than $100,000 or an integral multiple of $100,000 in excess thereof;

                                    (B) the requested Funding Date, which shall
                           be a Business Day;

                                    (C) whether the Revolving Loan requested is
                           to be a Base Rate Revolving Loan or a LIBOR Rate Revolving Loan; PROVIDED that if the Borrower fails to specify whether any Revolving Loan is to be a Base Rate Revolving Loan or a LIBOR Rate Revolving Loan, such request shall be deemed a request for a Base Rate Revolving Loan;

                                    (D) the duration of the Interest Period if
                           the requested Revolving Loan is to be a LIBOR Rate Revolving Loan; PROVIDED that if the Borrower fails to select the duration of the Interest Period with respect to any requested LIBOR Rate Revolving Loan, the Borrower shall be deemed to have requested such Revolving Loan be made as a LIBOR Rate Revolving Loan with an Interest Period of one month in duration; and

                                    (E) the account (as acceptable to the Agent
                           pursuant to SECTION 2.2(c)) to which the proceeds of such Borrowing are to be deposited, or wire transfer instructions satisfactory to the Agent with respect to any Borrowing which is permitted to be funded directly to any Person other than the Borrower;


LOAN AND SECURITY AGREEMENT - Page 22

                  PROVIDED that if any Default or Event of Default exists at the time of any request by the Borrower for a LIBOR Rate Revolving Loan, the Borrower shall be deemed to have requested such Revolving Loan be made as a Base Rate Revolving Loan. With respect to any Borrowing to be made on the Closing Date, unless otherwise agreed by the Agent and the Lenders such Borrowing will consist of Base Rate Revolving Loans.

                           (ii) With respect to any request for Base Rate
                  Revolving Loans, in lieu of delivering the above-described Notice of Borrowing, the Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing no later than the Business Day following the giving of such telephonic notice but the Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any such confirmation is received by the Agent.

                  (c) DISBURSEMENT; RELIANCE UPON AUTHORITY. The Borrower shall deliver to the Agent, prior to the Closing Date, a writing setting forth the deposit account to which the Agent is authorized by the Borrower to transfer the proceeds of the Revolving Loans requested pursuant to this SECTION 2.2, which deposit account shall be reasonably acceptable to the Agent, PROVIDED that at the request of the Borrower or the Agent, proceeds of any Revolving Loan which is used for the purpose of financing the purchase by the Borrower of Accounts from an RPA Seller pursuant to the RPA shall be disbursed, for the account of the Borrower, directly to an account of such RPA Seller. The Agent shall be entitled to rely conclusively on any individual's request for Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to the deposit account specified by the Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice from the Borrower that the proceeds of the Revolving Loans are to be sent to a different deposit account. The Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

                  (d) NO LIABILITY. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in
         SECTION 2.2(b) and SECTION 2.2(c), which notice the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this SECTION 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, or wire transfer to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

                  (e) NOTICE IRREVOCABLE. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to SECTION 2.2(b) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.


LOAN AND SECURITY AGREEMENT - Page 23

                  (f) THE AGENT'S ELECTION. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to SECTION 2.2(b), the Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.2(g) apply to such requested Borrowing, or (ii) if the requested Revolving Loan is a Base Rate Revolving Loan to request the Bank to make a Non-Ratable Loan pursuant to the terms of SECTION 2.2(h) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to SECTION 2.2(h), the Agent shall elect to have the terms of SECTION 2.2(g) apply to such requested Borrowing.

                  (g)      MAKING OF REVOLVING LOANS.

                           (i) In the event that the Agent shall elect to have
                  the terms of this SECTION 2.2(g) apply to a requested Borrowing as described in SECTION 2.2(f) or otherwise, then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to SECTION 2.2(b), the Agent shall notify the Lenders by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to such account of the Agent as the Agent may designate, not later than 12:00 noon (Dallas, Texas time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such requested Borrowing, the Agent shall make the proceeds of such requested Borrowing available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the deposit account designated pursuant to SECTION 2.2(c) or disbursing such funds in such other manner as the Borrower may direct to the Agent.

                           (ii) Unless the Agent receives notice from a Lender
                  on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of such Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by the Agent submitted to any Lender with respect to amounts owing under this CLAUSE (ii) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the


LOAN AND SECURITY AGREEMENT - Page 24

                  Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "DEFAULTING LENDER") shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

                           (iii) The Agent shall not be obligated to transfer to
                  a Defaulting Lender any payments made by the Borrower to the Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, PROVIDED, HOWEVER, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

                  (h)      MAKING OF NON-RATABLE LOANS.

                           (i) Except in the case of LIBOR Rate Revolving Loans
                  requested by the Borrower, in the event the Agent shall elect, with the consent of the Bank, to have the terms of this
                  SECTION 2.2(h) apply to a requested Borrowing as described in
                  SECTION 2.2(f), the Bank shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by the Bank pursuant to this SECTION 2.2(h) being referred to as a "NON-RATABLE LOAN" and such Revolving Loans being referred to collectively as "NON-RATABLE LOANS") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to the deposit account of the Borrower, designated pursuant to SECTION 2.2(c). Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own


LOAN AND SECURITY AGREEMENT - Page 25
                  account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in ARTICLE 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or
                  (B) the Agent has received notice that a Default exists under
                  SECTION 9.24. The Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in ARTICLE 10 have been satisfied prior to making, in its sole discretion, any Non-Ratable Loan.

                           (ii) The Non-Ratable Loans shall be secured by the
                  Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

                  (i)      AGENT ADVANCES.

                           (i) Subject to the limitations set forth in the
                  provisos contained in this SECTION 2.2(i) and SECTION 13.2, the Agent is hereby authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or
                  (B) at any time that any of the other applicable conditions precedent set forth in ARTICLE 10 have not been satisfied, to make Base Rate Revolving Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees, and expenses as described in SECTION 15.7 (any of the advances described in this SECTION 2.2(i) being hereinafter referred to as "AGENT ADVANCES"); PROVIDED that the Majority Lenders may at any time revoke the Agent's authorization contained in this SECTION 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof;

                           (ii) The Agent Advances shall be repayable on demand
                  and secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Revolving Loans from time to time. The Agent shall notify each Lender in writing of each Agent Advance; PROVIDED that any delay or failure of the Agent in providing any such notice to any Lender shall not result in any liability or constitute the breach of any duty or obligation of the Agent hereunder.

                  (j) SETTLEMENT. Except as may be specifically provided otherwise by this SECTION 2.2, it is agreed that each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the Lenders


LOAN AND SECURITY AGREEMENT - Page 26
         agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, including the Non-Ratable Loans and the Agent Advances, shall take place on a periodic basis in accordance with the following provisions:

                           (i) The Agent shall request settlement (a
                  "SETTLEMENT") with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 11:00 a.m. (Dallas, Texas time) on the date of such requested Settlement (the "SETTLEMENT DATE"). Each Lender (other than the Bank, in the case of Non-Ratable Loans, and the Agent, in the case of Agent Advances) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Dallas, Texas time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in
                  ARTICLE 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of the Lenders, respectively. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall, on behalf of the Bank with respect to each outstanding Non-Ratable Loan and for itself with respect to each Agent Advance, be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                           (ii) Notwithstanding the foregoing, not more than one
                  (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Bank or the Agent, as applicable, shall pay to the Bank or the Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable


LOAN AND SECURITY AGREEMENT - Page 27

                  Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                           (iii) From and after the date, if any, on which any
                  Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to CLAUSE (II) preceding, the Agent shall promptly distribute to such Lender such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                           (iv) Between Settlement Dates, to the extent no Agent
                  Advances are outstanding, the Agent may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which a Lender has not yet funded its purchase of a participation pursuant to SECTION 2.2(j)(ii), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent, and the Lenders.

                  (k) NOTATION. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to the Bank and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (l) LENDERS' FAILURE TO PERFORM. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of


LOAN AND SECURITY AGREEMENT - Page 28
         any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

                  (m) REVOLVING NOTES. The Borrower shall execute and deliver to the Agent, on behalf of each Lender, effective as of the Closing Date and on the date of the assignment of any portion of any Lender's Revolving Loans, a Revolving Note, to evidence such Lender's Revolving Loans, in the principal amount equal to the amount of such Lender's Commitment with respect to the Revolving Loans.

         Section 2.3 BANK PRODUCTS. The Borrower may request and the Bank or the Documentation Agent (as applicable) may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Bank, the Documentation Agent, or the Bank's or the Documentation Agent's (as applicable) Affiliates Bank Products, although the Borrower is not required to do so. To the extent Bank Products are provided by an Affiliate of the Bank or the Documentation Agent, the Borrower agrees to indemnify and hold the Bank or the Documentation Agent (as applicable) and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Bank, the Documentation Agent, or any of the Lenders which arise from the indemnity given by the Bank or the Documentation Agent (as applicable) to its Affiliates related to such Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank, the Documentation Agent, or the Bank's or the Documentation Agent's (as applicable) Affiliates (a) is in the sole and absolute discretion of the Bank, the Documentation Agent, or their applicable Affiliates, and (b) is subject to all rules and regulations of the Bank, the Documentation Agent, or their applicable Affiliates.


                                    ARTICLE 3

                                INTEREST AND FEES

         Section 3.1 INTEREST.

                  (a) INTEREST RATES. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on accrued interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate, as applicable, and this
         SECTION 3.1(a), but not to exceed the Maximum Rate. Any of the Revolving Loans may be converted into, or continued as, Base Rate Revolving Loans or LIBOR Rate Revolving Loans, subject to, and in the manner provided in, SECTION 3.2. If at any time Revolving Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Revolving Loans shall be Base Rate Revolving Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the


LOAN AND SECURITY AGREEMENT - Page 29

         Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (i) for all Base Rate Revolving Loans and other
                  Obligations (other than LIBOR Rate Revolving Loans) at a fluctuating per annum rate equal to the lesser of (A) the Base Rate PLUS the Applicable Margin or (B) the Maximum Rate; and

                           (ii) for all LIBOR Rate Revolving Loans at a per
                  annum rate equal to the lesser of (A) the LIBOR Rate PLUS the Applicable Margin or (B) the Maximum Rate.

         Each change in the Base Rate shall be reflected in the interest rate described in CLAUSE (i) preceding as of the effective date of such change. Subject to SECTION 3.3, all interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).

                  (b) DEFAULT RATE. During the existence of any Default or Event of Default if the Agent or the Majority Lenders in their discretion so elect, then, while such Default or Event of Default exists, the Obligations shall bear interest at a rate per annum equal to the lesser of (i) the Default Rate applicable thereto or (ii) the Maximum Rate.

                  (c) INTEREST PERIODS. After giving effect to any Borrowing, conversion, or continuation of any LIBOR Rate Revolving Loan, there may not be more than four (4) different Interest Periods in effect hereunder; PROVIDED that in its discretion the Agent may agree to permit the Borrower to maintain more than four (4) different Interest Periods in effect hereunder.

         Section 3.2 CONVERSION AND CONTINUATION ELECTIONS.

                  (a) The Borrower may, upon irrevocable written notice to the Agent in accordance with SECTION 3.2(b):

                           (i) elect, as of any Business Day, in the case of
                  Base Rate Revolving Loans to convert any such Revolving Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Revolving Loans; or

                           (ii) elect, as of the last day of the applicable
                  Interest Period, to continue any LIBOR Rate Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) as LIBOR Rate Revolving Loans;

         PROVIDED that if at any time the aggregate amount of LIBOR Rate Revolving Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Revolving Loans shall, effective as of the expiration date of the applicable Interest Period, automatically convert into Base Rate Revolving Loans.


LOAN AND SECURITY AGREEMENT - Page 30

                  (b) The Borrower shall deliver a notice of conversion/continuation in the form of EXHIBIT D (a "NOTICE OF CONVERSION/CONTINUATION") to be received by the Agent not later than 11:00 a.m. (Dallas, Texas time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Revolving Loans are to be converted into or continued as LIBOR Rate Revolving Loans and specifying:

                           (i) the proposed Conversion/Continuation Date;

                           (ii) the Revolving Loans and the aggregate amount of
                  such Revolving Loans to be converted or renewed;

                           (iii) the type of Revolving Loans resulting from the
                  proposed conversion or continuation; and

                           (iv) the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Revolving Loans, the Borrower has failed to timely select a new Interest Period to be applicable to such LIBOR Rate Revolving Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the Notice of Conversion/Continuation was given held by each Lender.

                  (e) During the existence of a Default or Event of Default, the Borrower may not elect to have a Revolving Loan converted into or continued as a LIBOR Rate Revolving Loan.

         Section 3.3 MAXIMUM INTEREST RATE. If the Interest Rate, absent the limitation set forth in this SECTION 3.3, would have exceeded the Maximum Rate, then the Interest Rate shall be the Maximum Rate, and, if in the future, the Interest Rate would otherwise be less than the Maximum Rate, then the Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this SECTION 3.3, have been paid or accrued if the Interest Rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been paid or accrued if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have been paid or accrued had the interest rate otherwise set forth in this Agreement, at all


LOAN AND SECURITY AGREEMENT - Page 31
times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. Each of the Agent, the Lenders, and the Borrower acknowledges, agrees, and declares that it is its intention to expressly comply with all Requirements of Law in respect of limitations on the amount or rate of interest that can legally be contracted for, charged, or received under or in connection with the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document (even if any such provision expressly declares that it controls all other provisions of the Loan Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any Requirement of Law) under the Loan Documents paid by the Borrower, received by the Agent or any Lender, agreed to be paid by the Borrower, or requested or demanded to be paid by the Agent or any Lender, exceed the Maximum Rate, and all provisions of the Loan Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this SECTION 3.3. In the event any such interest is paid to the Agent or any Lender by the Borrower in an amount or at a rate which would exceed the Maximum Rate, the Agent or such Lender, as the case may be, shall automatically apply such excess to any unpaid amount of the Obligations other than interest, in inverse order of maturity, or if the amount of such excess exceeds said unpaid amount, such excess shall be paid to the Borrower. All interest paid, or agreed to be paid, by the Borrower, or taken, reserved, or received by the Agent or any Lender, shall be amortized, prorated, spread, and allocated in respect of the Obligations throughout the full term of this Agreement. Notwithstanding any provision contained in any of the Loan Documents, or in any other related documents executed pursuant hereto, neither the Agent nor any Lender shall ever be entitled to charge, receive, take, reserve, collect, or apply as interest any amount which, together with all other interest under the Loan Documents would result in a rate of interest under the Loan Documents in excess of the Maximum Rate and, in the event the Agent or any Lender ever charges, receives, takes, reserves, collects, or applies any amount in respect of the Borrower that otherwise would, together with all other interest under the Loan Documents, be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations and, if such principal balance is paid in full, any remaining excess shall forthwith be paid to the Borrower. The Borrower, the Agent, and the Lenders shall, to the maximum extent permitted under any Requirement of Law, (A) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third-party expense rather than as interest and (B) exclude prepayments, acceleration, and the effects thereof. Nothing in any Loan Document shall be construed or so operate as to require or obligate the Borrower to pay any interest, fees, costs, or charges greater than is permitted by any Requirement of Law. Subject to the foregoing, the Borrower hereby agrees that the actual effective rate of interest from time to time existing under the Loan Documents, including all amounts agreed to by the Borrower or charged or received by the Agent or the Lenders pursuant to and in accordance with the Loan Documents, which may be deemed to be interest under any Requirement of Law, shall be deemed to be a rate which is agreed to and stipulated by the Borrower and the Lenders in accordance with Requirements of Law.

         Section 3.4 UNUSED LINE FEE. Until the Revolving Loans have been paid in full and this Agreement terminated, the Borrower agrees to pay, on the first day of each calendar month and on the Termination Date, to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "UNUSED LINE FEE") equal to the Unused Line Fee


LOAN AND SECURITY AGREEMENT - Page 32

Percentage multiplied by the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of the Revolving Loans during the immediately preceding calendar month or shorter period if calculated on the Termination Date. Subject to SECTION 3.3, the Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. For purposes of calculating the Unused Line Fee pursuant to this SECTION 3.4, any payment received by the Agent (if received prior to 2:00 p.m. Dallas, Texas time) shall be deemed to be credited to the Borrower's Loan Account on the date such payment is received by the Agent.

         Section 3.5 OTHER FEES. The Borrower agrees to pay all other fees and expenses set forth in the Agents' Letter.


                                    ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

         Section 4.1 REVOLVING LOANS. The Borrower shall repay the outstanding principal balance of the Revolving Loans together with all other Obligations, including all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay the Revolving Loans at any time, and reborrow subject to the terms of this Agreement; PROVIDED, HOWEVER, that with respect to any LIBOR Rate Revolving Loans prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall pay to the Agent, for the account of the Lenders, the amounts described in SECTION 5.4. In addition, and without limiting the generality of the foregoing, upon demand the Borrower shall pay to the Agent, for the account of the Lenders, the amount, if any and without duplication, by which the outstanding Revolving Loans exceed the Borrowing Base. Accrued interest on the Revolving Loans shall be due and payable in arrears as follows: (a) in the case of Base Rate Revolving Loans, on the first day of each calendar month and on the Termination Date and; (b) in the case of LIBOR Rate Revolving Loans and with respect to each such Revolving Loan (i) on the last day of the Interest Period with respect thereto and (ii) on the Termination Date.

         Section 4.2 REDUCTION OF COMMITMENTS; TERMINATION OF FACILITY.

                  (a) Except as provided in SECTION 4.2(b), the Borrower may not reduce the Maximum Revolver Amount at any time.

                  (b) The Borrower may terminate this Agreement upon at least thirty (30) days prior written notice thereof to the Agent and the Lenders, upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, (ii) the payment of the early termination fee set forth in the following sentence, (iii) with respect to any LIBOR Rate Revolving Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in SECTION 5.4, and (iv) the payment in full in cash of all other Obligations together with accrued and unpaid interest thereon. Subject to SECTION 3.3, if this Agreement is terminated at any time prior to the third Anniversary Date following the Closing Date, whether pursuant to this Section or pursuant to SECTION 11.2, the Borrower shall pay to the Agent, for the account of the Lenders, an early termination fee in an amount equal to one-


LOAN AND SECURITY AGREEMENT - Page 33
         quarter percent (0.25%) of the Maximum Revolver Amount. Notwithstanding the foregoing, no such early termination fee shall be payable in the event this Agreement is terminated in connection with refinancing of the Obligations in a transaction in which the Bank and the Documentation Agent, or any of their respective Affiliates, provides or arranges replacement financing or acts as underwriter or arranger of any public offering of debt or equity securities of the Parent the proceeds of which are used to repay the Obligations.

         Section 4.3 PREPAYMENTS FROM ASSET DISPOSITIONS. All proceeds or other cash payments received by the Borrower pursuant to any transaction of merger, reorganization, consolidation, transfer, sale, assignment, lease, or other disposition allowed by SECTION 9.9, and all proceeds referenced in SECTIONS 9.5(c) and 9.6(b), shall be paid to the Agent, promptly upon such receipt, for application to the outstanding principal balance of the Revolving Loans without a corresponding reduction in the aggregate amount of the Commitments.

         Section 4.4 PAYMENTS BY THE BORROWER.

                  (a) All payments to be made by the Borrower shall be made without set-off, recoupment, or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders at the Agent's address set forth in SECTION 15.8, and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (Dallas, Texas time) on the date specified herein. Any payment received by the Agent later than 2:00 p.m. (Dallas, Texas time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of Interest Period, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         Section 4.5 PAYMENTS AS REVOLVING LOANS. All payments of principal, interest, fees, premiums, and other sums payable hereunder, including, without limitation, all reimbursement for expenses pursuant to SECTION 15.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this
SECTION 4.5, be paid from the proceeds of Revolving Loans made hereunder,


LOAN AND SECURITY AGREEMENT - Page 34
whether made following a request by the Borrower pursuant to SECTION 2.2 or a deemed request as provided in this SECTION 4.5. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying principal, interest, fees, premiums, and other sums payable hereunder, including, without limitation, reimbursing expenses pursuant to
SECTION 15.7, and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested pursuant to SECTION 2.2.

         Section 4.6 APPORTIONMENT, APPLICATION, AND REVERSAL OF PAYMENTS. Except as otherwise expressly provided herein, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Revolving Loans, or not constituting payment of specific fees, and all proceeds of the Borrower's Accounts or any other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, FIRST, to pay any fees, indemnities, or expense reimbursements, then due to the Agent from the Borrower; SECOND, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; THIRD, to pay interest due in respect of the Revolving Loans; FOURTH, to pay or prepay principal of the Non-Ratable Loans and the Agent Advances; FIFTH, to pay or prepay principal of the Revolving Loans (other than the Non-Ratable Loans and the Agent Advances) and any amounts relating to Bank Products; and SIXTH, to the payment of any other Obligation due to the Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any LIBOR Rate Revolving Loan except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in SECTION 2.2(j). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         Section 4.7 INDEMNITY FOR RETURNED PAYMENTS. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrower shall be liable to pay to the Agent and the Lenders, and the Borrower hereby indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this SECTION 4.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any


LOAN AND SECURITY AGREEMENT - Page 35
such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this SECTION 4.7 shall survive the termination of this Agreement.

         Section 4.8 THE AGENT'S AND THE LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS. The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Revolving Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in SECTION 4.6 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty
(30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed.


                                    ARTICLE 5

                     TAXES, YIELD PROTECTION, AND ILLEGALITY

         Section 5.1 TAXES.

                  (a) Any and all payments by or on behalf of the Borrower to the Agent or any Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                  (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent or any Lender and any liability (including penalties, interest, additions to tax, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Agent or any Lender makes written demand therefor.

                  (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, then:

                           (i) the sum payable shall be increased as necessary
                  so that after making all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this Section) the Agent


LOAN AND SECURITY AGREEMENT - Page 36
                  or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the Borrower shall make such deductions and
                  withholdings;

                           (iii) the Borrower shall pay the full amount deducted
                  or withheld to the relevant taxing authority or other authority in accordance with any Requirement of Law; and

                           (iv) the Borrower shall also pay to the Agent, for
                  the account of each Lender, or each Lender at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                  (e) If the Borrower is required to pay additional amounts to the Agent or any Lender pursuant to SECTION 5.1(c), then the applicable Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         Section 5.2 ILLEGALITY.

                  (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make LIBOR Rate Revolving Loans, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender to make LIBOR Rate Revolving Loans shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Revolving Loan, the Borrower shall, upon receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Revolving Loans of such Lender then outstanding, together with accrued and unpaid interest thereon and amounts required under SECTION 5.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such LIBOR Rate Revolving Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Revolving Loans. If the Borrower is required to so prepay any LIBOR Rate Revolving


LOAN AND SECURITY AGREEMENT - Page 37

         Loans, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such prepayment, a Base Rate Revolving Loan.

         Section 5.3       INCREASED COSTS AND REDUCTION OF RETURN.

                  (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding, or maintaining any LIBOR Rate Revolving Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent, for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits, or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

         Section 5.4 FUNDING LOSSES. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                  (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Revolving Loan;

                  (b) the failure of the Borrower to borrow, continue, or convert a Revolving Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation (except as permitted by SECTION 5.5);

                  (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Revolving Loan on a day that is not the last day of the relevant Interest Period;


LOAN AND SECURITY AGREEMENT - Page 38
including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain its LIBOR Rate Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

         Section 5.5 INABILITY TO DETERMINE RATES. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Revolving Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Revolving Loan does not adequately and fairly reflect the cost to the Lenders of funding such Revolving Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Revolving Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of a notice pursuant to the first sentence of this Section, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by the Borrower. If the Borrower does not revoke any such Notice of Borrowing or Notice of Conversion/Continuation, the Lenders shall make, convert, or continue the Revolving Loans, as proposed by the Borrower, in the amount specified in the applicable Notice of Borrowing or Notice of Conversion/Continuation submitted by the Borrower, but such Revolving Loans shall be made, converted, or continued as Base Rate Revolving Loans instead of LIBOR Rate Revolving Loans.

         Section 5.6 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this ARTICLE 5 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

         Section 5.7 SURVIVAL. The agreements and obligations of the Borrower in this ARTICLE 5 shall survive the payment of all other Obligations.

         Section 5.8 CLAIMS UNDER SECTION 5.1 AND SECTION 5.3. Each Lender shall notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to payment of any amount under SECTION 5.1 or SECTION 5.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such payment and will not, in the judgment of such Lender be otherwise disadvantageous to it.

         Section 5.9 REPLACEMENT OF AFFECTED LENDER. Within thirty (30) days after receipt by the Borrower of written notice and demand from any Lender for any payment under the terms of SECTION 5.1 or SECTION 5.3 then, subject to this
SECTION 5.9, the Borrower may, at its option, notify the Agent and such Lender (the "AFFECTED LENDER") of its intention to obtain, at the Borrower's sole expense, a replacement Lender ("REPLACEMENT LENDER") to purchase the Affected Lender's Loans and its obligations under the Loan Documents. Subject to this
SECTION 5.9, the Borrower shall, within thirty (30) days following the delivery of such notice from the Borrower, cause the Replacement Lender to purchase (and the Affected Lender hereby agrees to sell and convey to such Replacement Lender) the Loans and other obligations of the Affected Lender and assume the Affected Lender's Commitment and obligations hereunder in accordance with the terms of an


LOAN AND SECURITY AGREEMENT - Page 39

Assignment and Acceptance for cash in an aggregate amount equal to the aggregate unpaid principal of the Loans and other Obligations held by such Affected Lender, all unpaid interest and fees accrued thereon or with respect thereto, and all other Obligations owed to such Affected Lender, including amounts owed under SECTION 5.1 or SECTION 5.3 (but excluding any amount pursuant to SECTION 4.2). Notwithstanding the foregoing, (a) the Borrower shall continue to be obligated to pay to the Affected Lender in full all amounts then demanded and due under SECTION 5.1 or SECTION 5.3 in accordance with the terms of this Agreement, (b) neither the Agent nor any Lender shall have any obligation to find a Replacement Lender, (c) the Replacement Lender must be acceptable to the Agent in its reasonable discretion, and (d) the Bank may not be replaced under this SECTION 5.9 without its consent. If the Borrower elects to replace any Affected Lender, the Borrower must replace all Affected Lenders as set forth in this Section, each such replacement to occur within a reasonable period of time not to exceed sixty (60) days from the date such Affected Lender requested any payment under SECTION 5.1 or SECTION 5.3.

                                    ARTICLE 6

                                   COLLATERAL

         Section 6.1       GRANT OF SECURITY INTEREST.

                  (a) As security for the Obligations the Borrower hereby collaterally assigns and grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, collateral assignment of, and right of set-off against, all of the following property and assets of the Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                           (i)      all Accounts (including any credit
                                    enhancement therefor);

                           (ii)     all Inventory;

                           (iii) all contract rights, letters of credit, chattel paper, instruments, notes, documents, and documents of title;

                           (iv)     all General Intangibles;

                           (v)      all Equipment;

                           (vi)     all Investment Property;

                           (vii) all money, cash, cash equivalents, securities,
                  and other property of any kind of the Borrower;

                           (viii) all of the Borrower's deposit accounts,
                  credits, and balances with and other claims against the Agent, any Lender, any Affiliate of the Agent or any Lender,

LOAN AND SECURITY AGREEMENT - Page 40
                  or any other financial institution with which the Borrower maintains deposits, including any Payment Accounts;

                           (ix) all books, records, and other property related
                  to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property, and General Intangibles at any time evidencing or relating to any of the foregoing; and

                           (x) all accessions to, substitutions for, and
                  replacements, products, and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

         All of the foregoing and all other property of the Borrower's in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "COLLATERAL."

                  (b) Without limiting SECTION 6.1(a), the Borrower hereby collaterally assigns to the Agent, for the benefit of the Agent and the Lenders, all rights, claims, remedies, and benefits of the Borrower under the RPA; PROVIDED, HOWEVER, that neither the Agent nor any Lender assumes any obligations under the RPA and its is expressly agreed that neither the Agent nor any Lender shall have any obligations under the RPA.

                  (c) The Obligations shall be secured by all of the Collateral.

         Section 6.2 PERFECTION AND PROTECTION OF SECURITY INTEREST.

                  (a) The Borrower shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing, delivering, and/or filing and recording financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent;
         (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed, or assigned to the Agent without restriction; (iii) delivering to the Agent (A) warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and (B) if requested by the Agent, certificates of title reflecting the Agent's Liens covering any portion of the Collateral for which certificates of title have been issued; (iv) when an Event of Default exists, transferring Inventory to warehouses or other locations designated by the Agent; (v) delivering to the Agent all letters of credit on which the Borrower is named beneficiary; and (vi) taking such other steps as are reasonably deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by any Requirement of Law, the Agent may file, without the Borrower's signature, one or more financing statements disclosing the Agent's Liens. The Borrower agrees that


LOAN AND SECURITY AGREEMENT - Page 41
         a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement executed and delivered by the Borrower is sufficient as a financing statement.

                  (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee, or any of the Borrower's agents or processors, then the Borrower shall notify the Agent thereof and shall, at the request of the Agent, notify such Person of the Agent's security interest in such Collateral and instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located at any operating facility of the Borrower which is not owned by the Borrower, the Borrower shall use commercially reasonable efforts to obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral; PROVIDED that in the event the Borrower is unable to obtain any such written waiver or subordination, the Agent may, in its discretion establish a reserve with respect to any such Collateral.

                  (c) From time to time, the Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the benefit of the Agent and the Lenders, the Collateral, but the failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to the Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Available Credit or as the basis for any advance, loan, extension of credit, or other financial accommodation).

                  (d) To the extent the Borrower is the owner of any Investment Property that is Collateral (each such Person which issues any such Investment Property being referred to herein as an "ISSUER"), the Borrower agrees to cause the Issuer thereof to agree, as follows with respect to such Investment Property:

                           (i) All such Investment Property issued by such
                  Issuer, all warrants, and all non-cash dividends and other non-cash distributions in respect thereof at any time registered in the name of, or otherwise deliverable to, the Borrower, shall be delivered directly to the Agent, for the account of the Borrower, at the Agent's address for notices set forth in SECTION 15.8.

                           (ii) During the existence of any Event of Default,
                  all cash dividends, cash distributions, and other cash or cash equivalents in respect of such Investment Property at any time payable or deliverable to the Borrower shall be delivered directly to the Agent, for the account of the Agent and the Lenders, at the Agent's address for notices set forth in
                  SECTION 15.8.

                           (iii) Such Issuer will not acknowledge any transfer
                  or encumbrance in respect of such Investment Property to or in favor of any Person other than the Agent or a Person designated by the Agent in writing.

LOAN AND SECURITY AGREEMENT - Page 42

                           (iv) With respect to any of such Investment Property
                  at any time constituting an uncertificated security as defined by the UCC, such Issuer will comply with instructions originated by the Agent without further consent by the registered owner thereof.

         Section 6.3 LOCATION OF COLLATERAL. The Borrower represents and warrants to the Agent and the Lenders that: (a) SCHEDULE 6.3 is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral (other than Collateral in the Agent's possession), and the locations of all of its other places of business; and (b) SCHEDULE 6.3 correctly identifies any of such facilities and locations that are not owned by the Borrower and sets forth the names of the owners and lessors or sublessors of such facilities and locations. The Borrower covenants and agrees that it will not (x) maintain any Collateral (other than Collateral in the Agent's possession) at any location other than those locations listed on SCHEDULE 6.3, (y) otherwise change or add to any of such locations, or
(z) change the location of its chief executive office from the location identified in SCHEDULE 6.3, unless it gives the Agent at least thirty (30) days prior written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith. In the event the Borrower requests to change or add any location of Collateral and has provided the Agent with all financing statements and other documents requested by the Agent in connection therewith, the Borrower shall prepare and deliver to the Agent a revised SCHEDULE 6.3 which shall automatically be adopted as SCHEDULE 6.3 for all purposes.

         Section 6.4 TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of its Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien; (c) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) the Borrower will not, without the Agent's prior written approval, sell or dispose of, or permit the sale or disposition of, any of the Collateral.

         Section 6.5 APPRAISALS. Whenever a Default or Event of Default exists, and at such other times not more frequently than once per year as the Agent requests, the Borrower shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from credentialed appraisers, and prepared in a form and on a basis, reasonably satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by Requirements of Law and by the internal policies of the Lenders.

         Section 6.6 ACCESS AND EXAMINATION; CONFIDENTIALITY.

                  (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours, and at any time when a Default or Event of Default exists, have access to, examine, audit, make extracts from or copies of, and inspect any or all of the Borrower's records, files, and books of account and the Collateral, and discuss the Borrower's affairs with the Borrower's officers and senior management. The Borrower will


LOAN AND SECURITY AGREEMENT - Page 43
         deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrower. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrower's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount, or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

                  (b) The Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and a general description of the Borrower's business and may use the Borrower's name in advertising and other promotional material.

                  (c) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower; PROVIDED that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender. Notwithstanding the foregoing, the Agent and any Lender may disclose any such information
         (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority, (2) pursuant to subpoena or other court process, (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender, or their respective Affiliates may be party, (5) to the extent required in connection with the exercise of any remedy or enforcement of any rights hereunder or under any other Loan Document, (6) to the Agent's or such Lender's independent auditors, accountants, attorneys, and other professional advisors, (7) to any prospective Participant or Assignee, actual or potential, PROVIDED that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder, (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is a party or is deemed a party with the Agent or such Lender, and (9) to its Affiliates.

         Section 6.7 COLLATERAL REPORTING. The Borrower shall provide, or cause to be provided, to the Agent the following documents on or before the twentieth
(20th) day of each Fiscal Period (unless specifically indicated otherwise), or more frequently if requested by the Agent, for the


LOAN AND SECURITY AGREEMENT - Page 44
preceding Fiscal Period end, in form reasonably satisfactory to the Agent:
(a) a schedule of the Borrower's Accounts created or acquired since the last such schedule and a Borrowing Base Certificate; PROVIDED that such schedule and Borrowing Base Certificate may be provided by the Borrower more frequently to redetermine Available Credit; (b) an aging of the Borrower's Accounts together with a reconciliation to the previous calendar month end's accounts receivable balance of the Borrower's Accounts and to its general ledger; (c) an aging of the Borrower's accounts payable; (d) upon the Agent's request, copies of invoices in connection with the Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, and shipping and delivery documents in connection with the Borrower's Accounts acquired by the Borrower, purchase orders, and invoices; (f) upon the Agent's request, a statement of the balance of each of the Intercompany Accounts; (g) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and (h) with the delivery of each of the foregoing, a certificate of the Borrower executed by a Responsible Officer of the Borrower certifying as to the accuracy and completeness of the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

         Section 6.8 ACCOUNTS. The Borrower covenants, agrees, represents, and warrants as follows:

                  (a) With respect to the Borrower's Accounts: (i) each existing Account (other than Accounts purchased from an RPA Seller) represents, and each future Account (other than Accounts purchased from an RPA Seller) will represent, a BONA FIDE sale or lease and delivery of goods by the Borrower, or rendition of services by the Borrower, in the ordinary course of the Borrower's business and, with respect to each Account purchased by the Borrower from an RPA Seller under the RPA, represents a BONA FIDE sale or lease and delivery of goods by such RPA Seller, or rendition of services by such RPA Seller, in the ordinary course of such RPA Seller's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms then in effect or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the Borrower and disclosed to the Agent and the Lenders pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account except as reported to the Agent and the Lenders as required by this Agreement;
         (iv) each copy of an invoice delivered to the Agent by the Borrower, or by any RPA Seller on behalf of the Borrower pursuant to the RPA, will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Borrower, any RPA Seller, or any other Person described in each invoice will have been performed.

                  (b) Neither the Borrower nor any RPA Seller shall re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's or the applicable RPA Seller's business or extend or modify any Account outside the ordinary course of


LOAN AND SECURITY AGREEMENT - Page 45
         business. If the Borrower becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor involving an amount greater than $1,000,000, including information regarding the Account Debtor's creditworthiness, the Borrower will promptly so advise the Agent. The Borrower will cause each RPA Seller to promptly advise the Agent if such RPA Seller becomes aware of any matter adversely affecting the collectibility of any Account purchased by the Borrower from such RPA Seller under the RPA, or the Account Debtor therefor (including information regarding the Account Debtor's creditworthiness) involving an amount greater than $1,000,000.

                  (c) Neither the Borrower nor any RPA Seller shall, without the Agent's prior written consent, accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account other than Accounts which (i) do not exceed $1,000,000 individually and (ii) at the time of accepting such note or other instrument are not less than ninety (90) days past due from the date of the original invoice therefor. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Borrower will promptly deliver, or cause any such RPA Seller to promptly deliver, such instrument to the Agent, endorsed to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, or notice of protest with respect thereto, the Borrower shall remain liable thereon until such instrument is paid in full.

                  (d) The Borrower shall notify the Agent promptly of all offsets, deductions, defenses, or counterclaims in excess of $1,000,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit, or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits, and allowances made or given in the ordinary course of the Borrower's business when no Event of Default exists hereunder. The Borrower shall promptly send the Agent a copy of each credit memorandum in excess of $1,000,000. The Agent may at all times when an Event of Default exists, settle or adjust disputes and claims directly with Account Debtors of the Borrower for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Loan Account with the net amounts received by the Agent in payment of any Accounts.

                  (e) If an Account Debtor returns any Inventory to the Borrower, any RPA Seller, or any other Person providing the Inventory which gives rise to any Account, when no Event of Default exists, then the Borrower shall promptly determine, or cause any such RPA Seller to determine, the reason for such return and issue a credit memorandum to the Account Debtor in the appropriate amount. The Borrower shall immediately report to the Agent any such return involving an amount in excess of $1,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Borrower, any RPA Seller, or any other Person providing the Inventory which gives rise to any Account, when an Event of Default exists, the Borrower, upon the request of the Agent, shall, or shall cause any such RPA Seller to: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory

LOAN AND SECURITY AGREEMENT - Page 46
         from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and
         (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory owned by the Borrower (if any) shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

         Section 6.9       COLLECTION OF ACCOUNTS; PAYMENTS.

                  (a) Within ninety (90) days of the Closing Date, the Borrower shall establish a lock-box service for collections of Accounts at Clearing Banks acceptable to the Agent and subject to Blocked Account Agreements and other documentation acceptable to the Agent. The Borrower shall instruct, and with respect to all Accounts purchased from an RPA Seller under the RPA will cause such RPA Seller to instruct, all Account Debtors to make all payments directly to the address established for each such lock-box service. If, notwithstanding such instructions, the Borrower receives any proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any lock-box or Payment Account or directly by the Borrower or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control and withdrawals by the Borrower shall not be permitted. The Agent or the Agent's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default exists, the Borrower at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

                  (b) With respect to Accounts purchased by the Borrower from an RPA Seller, the Borrower has designated and appointed such RPA Seller to service such Accounts pursuant to, and as provided, by the RPA. The Borrower will cause each such RPA Seller to service such Accounts in compliance with the RPA and in compliance the requirements of this Agreement. The Agent may terminate such RPA Seller as servicer of any such Accounts as provided by the RPA.

                  (c) All payments received by the Agent in a bank account designated by the Borrower and the Agent will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional upon final collection) on the same day received (if received prior to 2:00 p.m. (Dallas, Texas time); PROVIDED that the Borrower shall compensate the Bank for the cost of collection and clearance of remittances applied to the Loan Account, including interest for one (1) day, on all uncollected funds credited to the Loan Account as provided by this SECTION 6.9(c).


LOAN AND SECURITY AGREEMENT - Page 47

                  (d) In the event all of the Obligations are repaid upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Loan Account (i) on the date of the Agent's receipt of such funds if such funds are collected funds or (ii) one (1) Business Day after the Agent's receipt of such funds if such funds are uncollected funds.

                  (e) The Borrower instructs the Agent to disburse all collected funds in respect of proceeds of Accounts of the Borrower purchased from an RPA Seller coming into the Agent's possession at any time when there are no outstanding Obligations to the "Agent" (as defined in the Metals Loan Agreement) for the account of the Borrower in respect of the outstanding balance of the RPA Seller Note owing by the Borrower to such RPA Seller, unless the Borrower has notified the Agent that there is no loan balance on such Seller Note in which case such amounts shall be disbursed to the Borrower if no Default or Event of Default is then in existence, or if any Default or Event of Default is then in existence, held as cash collateral for the Obligations, if any, thereafter arising.

         Section 6.10 INVENTORY, EQUIPMENT, AND REAL ESTATE. The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that, other than Inventory subject to a return from an Account Debtor, the Borrower will not own or maintain any Inventory, Equipment (in excess of $100,000 in the aggregate), or Real Estate.

         Section 6.11 DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER. The Borrower represents and warrants to the Agent and the Lenders that (a) all documents, instruments, and chattel paper of the Borrower describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower free and clear of all Liens other than Permitted Liens.

         Section 6.12 RIGHT TO CURE. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of the Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain, or enforce the Obligations, the Collateral or the Agent's Liens therein, and which the Borrower fails to pay or do, including payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

         Section 6.13 POWER OF ATTORNEY. The Borrower hereby appoints the Agent and the Agent's designee as the Borrower's attorney, with power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign the Borrower's name on any invoice, bill of lading,


LOAN AND SECURITY AGREEMENT - Page 48
warehouse receipt, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements, and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default exists, to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent and to receive, open, and dispose of all mail addressed to the Borrower; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to clear Inventory through customs in the Borrower's name, the Agent's name, or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; (f) with respect to Accounts purchased under the RPA, exercise any right or action which the Borrower is entitled to exercise under the RPA, in the Borrower's name, the Agent's name, or the name of the Agent's designee, as the Agent determines is necessary to protect its interest in or, at any time when an Event of Default is in existence, to collect, such Accounts; and (g) to do all things the Agent determines are necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. None of the Lenders, the Agent, nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than any such liability arising from any such Person's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

         Section 6.14 THE AGENT'S AND THE LENDERS' RIGHTS, DUTIES, AND LIABILITIES. The Borrower assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the Borrower sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrower.

         Section 6.15 VOTING RIGHTS, DISTRIBUTIONS, ETC. IN RESPECT OF INVESTMENT PROPERTY.

                  (a) So long as no Event of Default exists (i) the Borrower shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers, and notifications in respect of any securities) pertaining to its Investment Property or any part thereof; PROVIDED, HOWEVER, that without the prior written consent of the Agent and the Majority Lenders, no vote shall be cast or consent, waiver, or ratification given or action taken which would (A) be inconsistent with or violate any provision of this Agreement or any other Loan Document or (B) amend, modify, or waive


LOAN AND SECURITY AGREEMENT - Page 49
         any material term, provision, or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document or other agreement relating to, evidencing, providing for the issuance of, or securing any such Investment Property, in any manner that would impair such Investment Property, the transferability thereof, or the Agent's Liens therein, and (ii) the Borrower shall be entitled to receive and retain any and all dividends and interest paid in respect of any of such Investment Property (unless otherwise required by this Agreement).

                  (b) During the existence of an Event of Default, (i) the Agent may, without notice to the Borrower or any other Person obligated for payment of all or any part of the Obligations, transfer or register in the name of the Agent or any of its nominees, for the benefit of the Agent and the Lenders, any or all of the Collateral consisting of Investment Property, the proceeds thereof (in cash or otherwise), and all liens, security, rights, remedies, and claims of the Borrower with respect thereto (as used in this SECTION 6.15 collectively, the "PLEDGED COLLATERAL") held by the Agent hereunder, and the Agent or its nominee may thereafter, after delivery of notice to the Borrower, exercise all voting and corporate rights at any meeting of any corporation, partnership, or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization, or other readjustment of any corporation, partnership, or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or the Agent of any right, privilege, or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges, or options, and the Agent shall not be responsible for any failure to do so or delay in so doing, (ii) after the Agent's giving of the notice specified in CLAUSE (i) of this SECTION 6.15(b), all rights of the Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to SECTION 6.15(a)(i) and to receive the dividends, interest, and other distributions which it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest, and other distributions, (iii) all dividends, interest, and other distributions which are received by the Borrower contrary to the provisions of this SECTION 6.15(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement), and (iv) the Borrower shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other instruments as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this SECTION 6.15(b) and to receive the


LOAN AND SECURITY AGREEMENT - Page 50
         dividends, interest, and other distributions which it is entitled to receive and retain pursuant to this SECTION 6.18(b). The foregoing shall not in any way limit the Agent's power and authority granted pursuant to SECTION 6.13.

         Section 6.16 REVISED UCC ARTICLE 9. The parties to this Agreement acknowledge that Revised Article 9 will become effective in the State of Texas and in various other Enactment States on July 1, 2001, and that it may be adopted and become effective in one or more other Enactment States at any time thereafter. In anticipation of the effectiveness of Revised Article 9 in any Enactment State and its resulting application to the Loan Documents or any matters contemplated thereby, the Agent, the Lenders, and the Borrower hereby agree as follows:

                  (a) ATTACHMENT. Without otherwise limiting any other provision of this Agreement or of Part 7 of Revised Article 9, in applying the law of any Enactment State at any time on and after the Enactment Date with respect to such Enactment State (i) the Collateral includes, without limitation, each of the following categories as defined by Revised Article 9, and all property of the Borrower included therein at any time owned or acquired: goods (including, without limitation, inventory, equipment, fixtures, and accessions); instruments (including, without limitation, promissory notes); documents of title; accounts; chattel paper (whether tangible or electronic); deposit accounts; letter-of-credit rights; commercial tort claims (to the extent described in any notice delivered by the Borrower pursuant to
         SECTION 6.16(c); investment property; general intangibles; leases; money; supporting obligations; and proceeds; in each case wherever located, and whenever owned or acquired, and (ii) the Agent's Lien in all such property created under this Agreement (whether pursuant to Existing Article 9 or other Requirement of Law) on the Closing Date shall continue in full force and effect on and under and pursuant to Revised Article 9 and other Requirements of Law.

                  (b) PERFECTION BY FILING. The Agent may, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as "all assets" of the Borrower, or words of similar effect, and which contain any other information required pursuant to Revised Article 9 for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and the Borrower agrees to furnish any such information to the Agent promptly upon request. Any such financing statement, continuation statement, or amendment may be signed by the Agent on behalf of the Borrower and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

                  (c) OTHER PERFECTION, ETC. The Borrower shall, at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Agent may reasonably request for the Agent (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for the Agent, (ii) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by Revised Article 9 with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements


LOAN AND SECURITY AGREEMENT - Page 51
         establishing control to be in form and substance reasonably satisfactory to the Agent, and (iii) otherwise to insure the continued perfection and priority of the Agent's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation of or following the effectiveness of Revised Article 9 in any jurisdiction. If the Borrower shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a "commercial tort claim" (as such term is defined in Revised Article 9) in excess of $1,000,000, the Borrower shall promptly notify the Agent thereof in a writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Agent, the Borrower shall be deemed to thereby grant to the Agent (and the Borrower hereby grants to the Agent) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

                  (d) SAVINGS CLAUSE. Nothing contained in this SECTION 6.16 shall be construed to narrow the scope of the Agent's Liens or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges, or remedies of the Agent or any Lender under the Loan Documents.

                                    ARTICLE 7

                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         Section 7.1 BOOKS AND RECORDS. The Borrower shall maintain, at all times, correct and complete books, records, and accounts in which complete, correct, and timely entries are made of its transactions in accordance with GAAP applied consistently. The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Agent shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts and (b) all other dealings affecting the Collateral.

         Section 7.2 FINANCIAL INFORMATION. The Borrower shall promptly furnish to the Agent, all such information regarding the Borrower's financial and business affairs as the Agent or any Lender (through the Agent) shall reasonably request. Without limiting the foregoing, the Borrower will furnish, or cause to be furnished, to the Agent the following in sufficient copies for distribution by the Agent to each Lender and in such detail as the Agent or the Lenders shall request.

                  (a) The Borrower will furnish, or cause to be furnished, as soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidating (with respect to the Borrower only, unless otherwise reasonably requested by the Agent) unaudited, balance sheets, statements of income, cash flow, and stockholders' equity for the Parent and its Subsidiaries for such Fiscal Year, the accompanying notes thereto, and setting forth in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its


LOAN AND SECURITY AGREEMENT - Page 52

         Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP.

                  (b) The Borrower will furnish, or cause to be furnished, as soon as available, but in any event not later than thirty (30) days after the end of each Fiscal Period, other than any Fiscal Period which is a Fiscal Quarter end and with respect to any such Fiscal Quarter end within forty-five (45) days after the end of such Fiscal Quarter, unaudited balance sheets of the Borrower as at the end of such Fiscal Period or Fiscal Quarter, as applicable, and unaudited statements of income and cash flow for the Borrower for such Fiscal Period or Fiscal Quarter, as applicable, and for the period from the beginning of the Fiscal Year to the end of such Fiscal Period or Fiscal Quarter, as applicable, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower as at the date thereof and for such periods, and prepared in accordance with GAAP (other than presentation of footnotes and subject to normal year-end audit adjustments) applied consistently. The Borrower shall certify by a certificate signed by its chief financial officer or chief accounting officer that all such Financial Statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the financial position of the Borrower as at the dates thereof and its results of operations for the periods then ended.

                  (c)      [Reserved].

                  (d) The Borrower will furnish, or cause to be furnished, within forty-five days (45) of the last day of each Fiscal Quarter, a certificate of the chief financial officer or chief accounting officer of the Parent in the form of EXHIBIT F (a "COMPLIANCE CERTIFICATE") stating that, except as explained in reasonable detail in such certificate, (i) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (ii) the Borrower is, at the date of such certificate, in compliance in all material respects with all of its covenants and agreements in this Agreement and the other Loan Documents, and (iii) no Default or Event of Default then exists or existed during the period covered by such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                  (e) Upon the Agent's request, the Borrower will furnish, or cause to be furnished, promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Borrower (if any).

                  (f) The Borrower will furnish, or cause to be furnished, promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Borrower with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Borrower to or from the holders of any equity interests of the Borrower (other than routine non-material correspondence sent by shareholders of the


LOAN AND SECURITY AGREEMENT - Page 53

         Borrower to the Borrower) or of any Funded Debt of the Borrower registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                  (g) The Borrower will furnish, or cause to be furnished, as soon as available, but in any event not later than fifteen (15) days after the Borrower's receipt thereof, a copy of all management reports and management letters prepared by any independent certified public accountants of the Borrower.

                  (h) The Borrower will furnish, or cause to be furnished, promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower makes available to its shareholders or any holder of any Funded Debt (if any).

                  (i) Upon the Agent's request, the Borrower will furnish, or cause to be furnished, promptly after filing with the IRS, a copy of each tax return filed by the Borrower.

                  (j) The Borrower will furnish, or cause to be furnished, such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower.

         Section 7.3 NOTICES TO THE LENDERS. The Borrower shall notify the Agent and the Lenders in writing of the following matters at the following times:

                  (a) promptly after becoming aware of any Default or Event of Default;

                  (b) promptly after becoming aware of any event or circumstance which could have, or has resulted in, a Material Adverse Effect;

                  (c) any change in the Borrower's name, state of organization, or form of organization, trade names under which the Borrower may own, create, or collect Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                  (d) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL, or the PBGC with respect thereto;

                  (e) upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL, or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL, or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL, or the IRS with respect to such


LOAN AND SECURITY AGREEMENT - Page 54
         request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, or the IRS, with respect to each Plan of the Borrower or any ERISA Affiliate;

                  (f) upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan, and within three (3) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                  (g) within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the Borrower's annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions in excess of $1,000,000 to any Plan to which the Borrower or any ERISA Affiliate was not previously contributing or (ii) any failure by the Borrower or any ERISA Affiliate to make a required installment or any other required payment in excess of $1,000,000 under Section 412 of the Code on or before the due date for such installment or payment;

                  (h) within three (3) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan;

                  (i) promptly upon commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $250,000; and

                  (j) promptly upon becoming aware of any "Default" (as defined in the Metals Loan Agreement) or any "Event of Default" (as defined in the Metals Loan Agreement) under the Metals Loan Agreement or any "Termination Event" (as defined in the RPA) or any "Potential Termination Event" (as defined in the RPA) under the RPA.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

         Section 7.4 REVISIONS OR UPDATES TO SCHEDULES. Should any of the information or disclosures provided on any of the schedules originally attached hereto become outdated or incorrect in any material respect, the Borrower from time to time shall deliver to the Agent and the Lenders, together with an officer's certificate of the type required pursuant to
SECTION 7.2(d), such revisions or updates to such schedule(s) whereupon such schedules shall be deemed to be amended by such revisions or updates, as may be necessary or appropriate to update or correct such schedule(s),


LOAN AND SECURITY AGREEMENT - Page 55

PROVIDED that, notwithstanding the foregoing, no such revisions or updates shall be deemed to have amended, modified, or superseded any such schedules as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such schedules, unless and until the Agent and the Majority Lenders shall have accepted in writing such revisions or updates to any such schedules.

                                    ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

         The Borrower warrants and represents to the Agent and the Lenders that except as set forth in the Schedules to this Agreement as they may be modified from time to time pursuant to SECTION 7.4, and except as hereafter disclosed to and accepted by the Majority Lenders in writing:

         Section 8.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS; NO CONFLICTS. The Borrower has the power and authority to execute, deliver, and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon the Collateral. The Borrower has taken all necessary action to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid, and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, set- off, or counterclaim, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in or require the creation or imposition of any Lien upon the property of the Borrower by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture (including, without limitation, the Indenture), document, or instrument to which the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower, or (c) the certificate of incorporation or by-laws of the Borrower. The Borrower's entering into this Agreement and incurrence of the Obligations resulting from each Borrowing is not prohibited under the Subordinated Notes. The Borrower's entering into this Agreement and incurrence of the Obligations resulting from each Borrowing is not prohibited under the "Indenture" (as defined in the Metals Loan Agreement). The Borrower has the power and authority to execute, deliver, and perform the RPA. The Borrower has taken all necessary action to authorize its execution, delivery, and performance of the RPA. The RPA has been duly executed and delivered by the Borrower and each of the RPA Sellers party thereto, and constitutes the legal, valid, and binding obligations of the Borrower and such RPA Sellers, enforceable against it in accordance with their respective terms, without defense, set-off, or counterclaim, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity. The Borrower's execution, delivery, and performance of the RPA does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or


LOAN AND SECURITY AGREEMENT - Page 56
result in or require the creation or imposition of any Lien upon the property of the Borrower by reason of the terms of (i) any contract, mortgage, Lien, lease, agreement, indenture, document, agreement, or instrument to which the Borrower is a party or which is binding upon it, (ii) any Requirement of Law applicable to the Borrower, or (iii) the certificate of incorporation or by-laws of the Borrower.

         Section 8.2 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the benefit of the Agent and the Lenders, and, to the extent any such Liens may be perfected under the UCC, such Liens constitute perfected and continuing Liens on the Collateral, securing all the Obligations, and enforceable against the Borrower and all third parties, and having priority over all other Liens on the Collateral except for Liens the perfection of which is outside the scope of the UCC, Liens in certificated vehicles, and Liens perfected only by possession to the extent the Agent has not obtained or does not maintain possession of such Collateral.

         Section 8.3 ORGANIZATION AND QUALIFICATION. The Borrower (a) is duly incorporated and validly existing in good standing under the laws of the State of Delaware, (b) is qualified to do business as a foreign business entity and is in good standing in the jurisdictions set forth on SCHEDULE 8.3, which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business except for any jurisdiction for which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property as presently conducted or owned.

         Section 8.4 CORPORATE NAME; PRIOR TRANSACTIONS. Since the date of its incorporation, the Borrower has not been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

         Section 8.5 CAPITAL STOCK. SCHEDULE 8.5 sets forth, as of the Closing Date, a true and complete listing of each class of the Borrower's authorized Capital Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Parent. As of the Closing Date, the Borrower does not any Capital stock of any Person.

         Section 8.6 FINANCIAL STATEMENTS. The Borrower has delivered to the Agent and the Lenders the balance sheet and related statements of income, retained earnings, cash flow, and changes in stockholders equity for the Borrower (i) as of December 31, 1999, and for the Fiscal Year then ended, and
(ii) as of December 31, 2000, and for the Fiscal Year then ended (in the case of such December 31, 2000 statements, before any audit adjustments, if any). The Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flow for the Borrower as of December 31, 2000. All such financial statements have been prepared in accordance with GAAP and fairly present the financial position of the Borrower as at the dates thereof and its results of operations for the periods then ended (except for the absence of applicable footnotes).


LOAN AND SECURITY AGREEMENT - Page 57

         Section 8.7 SOLVENCY. The Borrower is Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date and shall remain Solvent during the term of this Agreement.

         Section 8.8 DEBT. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrower has no Funded Debt, except (a) the Obligations, (b) as evidenced by the RPA Seller Notes, and (c) under the RPA.

         Section 8.9 TITLE TO PROPERTY. The Borrower has good, indefeasible, and merchantable title to all of its property (including, without limitation, all Accounts purchased from each RPA Seller under the RPA and the assets reflected on the December 31, 2000 Financial Statements delivered to the Agent and the Lenders, except as sold, transferred, or otherwise disposed of in the ordinary course of business since the date thereof or as permitted by this Agreement), free of all Liens except Permitted Liens.

         Section 8.10 REAL ESTATE; LEASES. As of the Closing Date, the Borrower is not a party to any lease or sublease of real or personal property, other than an operating lease with the Parent for the Borrower's existing office space.

         Section 8.11 PROPRIETARY RIGHTS. As of the Closing Date, the Borrower does not own or hold any license to any Proprietary Rights. To the best of the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by the Borrower infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard, or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         Section 8.12 TRADE NAMES. All trade names or styles to which instruments in payment of the Borrower's Accounts may be made payable, are listed on SCHEDULE 8.12.

         Section 8.13 LITIGATION. There is no pending, or to the best of the Borrower's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

         Section 8.14 RESTRICTIVE AGREEMENTS. The Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations.

         Section 8.15 LABOR MATTERS. As of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower, (b) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or for any similar purpose, and (c) there is no pending or threatened, strike, work

LOAN AND SECURITY AGREEMENT - Page 58
stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its employees.

         Section 8.16 NO VIOLATION OF LAW. The Borrower is not in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it, including, without limitation, any Environmental Law, which violation could reasonably be expected to have a Material Adverse Effect.

         Section 8.17 NO DEFAULT. The Borrower is not in default with respect to any agreement, document, or instrument to which the Borrower is a party or by which it is bound, which default could have a Material Adverse Effect.

         Section 8.18 ERISA COMPLIANCE. Since the date of its incorporation, the Borrower has not sponsored, maintained, or contributed to any Plan subject to regulation under ERISA.

         Section 8.19 TAXES. The Borrower has filed all federal and other tax returns and reports required to be filed (or appropriate extensions have been timely filed), and has paid all federal and other taxes, assessments, fees, and other governmental charges levied or imposed upon the Borrower or its properties, income, or assets otherwise due and payable.

         Section 8.20 REGULATED ENTITIES. Neither the Borrower nor the Parent is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, or a regulated entity under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         Section 8.21 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Revolving Loans are to be used solely for the purposes specified in
SECTION 9.25. The Borrower is not engaged in the business of buying or selling Margin Stock or extending credit for the purpose of buying or carrying Margin Stock.

         Section 8.22 NO MATERIAL ADVERSE CHANGE. No material adverse change has occurred in the property, business, operations, or conditions (financial or otherwise), profits, or prospects of the Borrower since the date of the Financial Statements delivered to the Lenders pursuant to SECTION 8.6.

         Section 8.23 FULL DISCLOSURE. None of the representations or warranties made by the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement, or certificate furnished by or on behalf of the Borrower in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date), contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


LOAN AND SECURITY AGREEMENT - Page 59

         Section 8.24 MATERIAL AGREEMENTS. As of the Closing Date, SCHEDULE 8.24 sets forth all material agreements and contracts to which the Borrower is a party or is bound.

         Section 8.25 BANK ACCOUNTS. As of the Closing Date, SCHEDULE 8.25 contains a complete and accurate list of all bank accounts maintained by the Borrower with any bank or other financial institution.

         Section 8.26 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery, or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document except for those which have been duly obtained by the Borrower, copies of which have been provided to the Agent and the Lenders, and for filing of financing statements and mortgages.

         Section 8.27 INVESTMENT PROPERTY. As of the Closing Date, the Borrower does not own any Investment Property.

         Section 8.28 INDENTURE. The Borrower is an "Unrestricted Subsidiary" as defined in the Indenture.

                                    ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

         The Borrower covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect unless waived pursuant to SECTION 13.2 the Borrower will keep and perform each of the following covenants:

         Section 9.1 TAXES AND OTHER OBLIGATIONS. Except as otherwise permitted by the terms of this Agreement, the Borrower shall (a) file when due all tax returns and other reports which it is required to file, (b) pay, or provide for the payment, when due, of all taxes, fees, assessments, and other governmental charges against it or upon its property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing, and (c) pay when due all Funded Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors, and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; PROVIDED, HOWEVER, the Borrower need not pay any tax, fee, assessment, or governmental charge, that (w) it is contesting in good faith by appropriate proceedings diligently pursued, (x) the Borrower has established proper reserves for as provided in accordance with GAAP, (y) no Lien results from such non-payment, and (z) with respect to any such tax, fee, assessment, or governmental charge in excess of $250,000, the Borrower has notified the Agent in writing of any contest described in CLAUSE (w) preceding.


LOAN AND SECURITY AGREEMENT - Page 60

         Section 9.2 EXISTENCE AND GOOD STANDING. The Borrower shall maintain its existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

         Section 9.3 COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES. The Borrower shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business except for any noncompliance which could not reasonably be expected to have a Material Adverse Effect. The Borrower shall obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and, except as could not reasonably be expected to have a Material Adverse Effect, to conduct its business as conducted on the Closing Date. The Borrower shall not modify, amend, or alter its certificate of incorporation or bylaws in any respect that would impair its ability to comply with the terms or provisions of the RPA or the Loan Documents.

         Section 9.4 MAINTENANCE OF PROPERTY. The Borrower shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

         Section 9.5  INSURANCE.

                  (a) The Borrower shall maintain with financially sound and reputable insurers insurance that is reasonably consistent with prudent industry practice and acceptable to the Agent in its reasonable discretion.

                  (b) For each of the insurance policies issued as required by this SECTION 9.5 the Borrower shall cause the Agent, for the benefit of the Agent and the Lenders, to be named as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Agent in the event of cancellation of such policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the insured Person or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Agent, photocopies of the policies shall be delivered to the Agent, in each case, in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

                  (c) The Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral in excess of (A) $5,000,000 if covered by insurance or (B) $1,000,000 if not covered by insurance. The Agent is hereby authorized to directly collect all insurance proceeds in respect of Collateral and to apply such proceeds, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the


LOAN AND SECURITY AGREEMENT - Page 61
         collection or handling thereof, to the reduction of the Obligations in the manner provided for in, and such proceeds shall be subject to the provisions of, SECTION 4.3.

         Section 9.6  CONDEMNATION.

                  (a) The Borrower shall, promptly upon learning of the institution of any proceeding for the condemnation or other taking of any of its property, notify the Agent of the pendency of such proceeding, and agrees that the Agent may participate in any such proceeding, and the Borrower from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

                  (b) The Agent is hereby authorized to directly collect the proceeds of any condemnation claim or award, and to apply or remit such proceeds in the same manner as insurance proceeds under SECTION 9.5.

         Section 9.7 ENVIRONMENTAL LAWS. The Borrower shall conduct its business in material compliance with all Environmental Laws applicable to it. The Borrower shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

         Section 9.8 COMPLIANCE WITH ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law; (b) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         Section 9.9 MERGERS, CONSOLIDATIONS, SALES, ACQUISITIONS. The Borrower shall not enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing; PROVIDED that notwithstanding the foregoing or any other provision of this Agreement, as long as no Default or Event of Default exists or would result therefrom, the Borrower may sell or otherwise dispose of property, other than Accounts and the proceeds thereof, in the ordinary course of business and otherwise as may be expressly permitted by this Agreement. The inclusion of proceeds in the definition of Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

         Section 9.10 DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS. The Borrower shall not (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions (subject to SECTION 9.31) by the Borrower to the Parent and payments of the RPA Seller Notes pursuant to the RPA, (b) make any change in its capital structure which could have a Material Adverse Effect, or (c) make any Restricted Investment.

LOAN AND SECURITY AGREEMENT - Page 62

         Section 9.11 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS. The Borrower shall not enter into any transaction which could reasonably be expected to result in a Material Adverse Effect.

         Section 9.12 GUARANTIES. The Borrower shall not make, issue, or become liable on any Guaranty.

         Section 9.13 FUNDED DEBT. The Borrower shall not incur or maintain any Funded Debt, other than the Obligations and Funded Debt incurred pursuant to the RPA.

         Section 9.14 PREPAYMENT OF DEBT. The Borrower shall not voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement and Debt owing by the Borrower under the RPA Seller Notes.

         Section 9.15 TRANSACTIONS WITH AFFILIATES. Except as set forth below, the Borrower shall not sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the Borrower may enter into and perform its obligations under the RPA, including, without limitation, purchase of Accounts from the RPA Sellers pursuant to the terms of the RPA.

         Section 9.16 INVESTMENT BANKING AND FINDER'S FEES. The Borrower shall not pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement other than pursuant to the Agents' Letter. The Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from (a) all claims of any Person that the Borrower is obligated to pay any such fees and (b) all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

         Section 9.17 NATURE OF BUSINESS CONDUCTED. The Borrower shall not engage directly or indirectly, in any line of business or activity other than the transactions contemplated and authorized by the RPA, including, without limitation, the purchase and collection of Accounts as described in and with the Persons party to the RPA.

         Section 9.18 LIENS. The Borrower shall not create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by it, except Permitted Liens. The Borrower will not enter into or become subject to any Negative Pledge.

         Section 9.19 SALE AND LEASEBACK TRANSACTIONS. The Borrower shall not, directly or indirectly, enter into any arrangement with any Person providing for the Borrower to lease or rent property that the Borrower has sold or will sell or otherwise transfer to such other Person.


LOAN AND SECURITY AGREEMENT - Page 63

         Section 9.20 NEW SUBSIDIARIES. The Borrower shall not directly or indirectly, organize, create, acquire or permit to exist any Subsidiary.

         Section 9.21 FISCAL YEAR. The Borrower shall not change the last day of its Fiscal Year to any date other than the last day of the Parent's Fiscal Year without prior notice to the Agent given concurrently with any required notice by the Parent to the Securities and Exchange Commission.

         Section 9.22 CAPITAL EXPENDITURES. The Borrower shall not make or incur any Capital Expenditure.

         Section 9.23 OPERATING LEASE OBLIGATIONS. The Borrower shall not enter into, or suffer to exist, any lease of real or personal property as lessee or sublessee, other than an operating lease with the Parent for the Borrower's office space, subject to SECTION 9.30(c).

         Section 9.24 MINIMUM AVAILABILITY. The Borrower shall not permit the Availability, determined as of any day other than the Agreement Date, to be less than zero Dollars.

         Section 9.25 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans (a) to cause the termination of the certain Purchase Agreement (the "FALCON PURCHASE AGREEMENT") dated as of January 21, 1999 between the Borrower and Falcon Asset Securitization Corporation ("FALCON") and to finance the repurchase by the Borrower from Falcon of all interests in the Borrower's Accounts previously transferred by the Borrower under such Purchase Agreement,
(b) to pay the cash portion of the "Purchase Price" (as defined in the RPA) payable by the Borrower for Accounts purchased pursuant to the RPA, (c) to make payments on the Seller Notes, and (d) for the general business purposes of the Borrower, and the Borrower shall not use any portion of the Revolving Loans, directly or indirectly, (i) to buy or carry any Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to buy or carry any Margin Stock, (iii) to extend credit for the purpose of buying or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act. Upon funding and disbursement of the amounts pursuant to CLAUSE (i) preceding, the Falcon Purchase Agreement shall be terminated.

         Section 9.26 FURTHER ASSURANCES. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         Section 9.27 BANK AND DOCUMENTATION AGENT AS DEPOSITORY. The Borrower shall maintain its master collection and operating accounts with the Bank. The Borrower shall otherwise utilize either the Bank and/or the Documentation Agent as its principal depository banks, including for the maintenance of administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

         Section 9.28 INDENTURE. The Borrower at all times will remain an "Unrestricted Subsidiary" as defined by the Indenture.



LOAN AND SECURITY AGREEMENT - Page 64

         Section 9.29 RPA. The Borrower will not declare the "Termination Date" (as defined by the RPA) under the RPA to have occurred without the prior written consent of the Agent. The Borrower will not agree to modify or amend, or waive any Termination Event or Potential Termination Event under, the RPA, without the prior written consent of the Agent.

         Section 9.30 BORROWER'S CONDUCT OF BUSINESS. The Borrower acknowledges that the Agent and the Lenders are providing the Total Facility and entering into the Loan Documents in reliance upon the Borrower's identity as a separate legal entity from the Parent and the RPA Sellers. From and after the Closing Date, the Borrower shall take all reasonable steps, including, without limitation, all steps that the Agent or the Lenders may from time to time reasonably request to maintain the Borrower's identity as separate legal entity and to make it manifest to third parties that the Borrower is an entity with assets and liabilities distinct from those of the Parent and the RPA Sellers and not just a division of the Parent or any RPA Seller. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Borrower shall:

                  (a) conduct its own business in its own name and require that all full-time employees of the Borrower identify themselves as such and not as employees of the Parent or any RPA Seller (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Borrower's employees;

                  (b) compensate all employees, consultants, and agents directly, from the Borrower's bank accounts, for services provided to the Parent or the RPA Sellers by such employees, consultants, and agents and, to the extent any employee, consultant, or agent of the Parent or the RPA Sellers is also an employee, consultant, or agent of the Borrower, allocate the compensation of such employee, consultant, or agent between the Parent or the applicable RPA Seller and the Borrower on a basis which reflects the services rendered to the Parent or the applicable RPA Seller and the Borrower;

                  (c) clearly identify its offices (by signage or otherwise) as its offices and, if such offices are located in the offices of the Parent or any RPA Seller, the Borrower shall lease such offices at a fair market rent;

                  (d) have a separate telephone number and separate stationery, invoices, and checks in its own name;

                  (e) conduct all transactions with the Parent and the RPA Sellers (including, without limitation, any delegation of its obligations under the RPA) strictly on an arm's-length basis and allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Parent and the RPA Sellers and the Borrower on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;



LOAN AND SECURITY AGREEMENT - Page 65

                  (f) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (i) the selection, maintenance, or replacement of the Independent Director, (ii) the dissolution or liquidation of the Borrower, or (iii) the initiation or participation in, acquiescence in, or consent to any bankruptcy, insolvency, reorganization, or similar proceeding involving the Borrower, are duly authorized by unanimous vote of its board of directors (including the Independent Director);

                  (g) maintain the Borrower's books and records separate from those of the Parent and the RPA Sellers and otherwise readily identifiable as its own assets rather than assets of the Parent or any RPA Seller;

                  (h) except as herein specifically otherwise provided, not commingle funds or other assets of the Borrower with those of the Parent or any RPA Seller and not maintain bank accounts or other depository accounts to which the Borrower is an account party, into which the Borrower makes deposits or from which the Borrower has the power to make withdrawals; and

                  (i) unless and as otherwise specifically provided in the RPA, not permit the Borrower to pay any of the Parent's or any RPA Seller's operating expenses.

         Section 9.31 EXCESS CASH. On any day when the Borrower has Excess Cash, the Borrower will use such Excess Cash (a) to make payments in reduction of the Obligations, (b) at any time when there are no outstanding Obligations, at the Borrower's option, (i) to pay the cash portion of the "Purchase Price" (as defined in the RPA) payable by the Borrower for the purchase of Accounts under the RPA or (ii) to repay Debt owing by the Borrower under the RPA Seller Notes and (c) at any time when there is no amount owing in respect of the cash portion of the "Purchase Price" (as defined in the RPA) payable by the Borrower for the purchase of Accounts under the RPA and the unpaid outstanding balance of the RPA Seller Notes is $0.00, at the Borrower's option (i) paid to the Parent as a Distribution or (ii) loaned to the Parent. Pursuant to the RPA, the Borrower will instruct the Agent to disburse any payments under CLAUSE (b)(ii) preceding directly to the "Agent" (as defined in the Metals Loan Agreement) for the account of the Borrower.

                                   ARTICLE 10

                              CONDITIONS OF LENDING

         Section 10.1 CONDITIONS PRECEDENT TO MAKING OF REVOLVING LOANS ON THE CLOSING DATE. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

                  (a) The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and the Lenders:





LOAN AND SECURITY AGREEMENT - Page 66

                           (i) certified copies of the certificate of
                  incorporation of the Borrower, with all amendments, if any, certified by the appropriate Governmental Authority, and the bylaws of the Borrower, certified by the corporate secretary of the Borrower, as being true and correct and in effect on the Closing Date;

                           (ii) certificates of incumbency and specimen
                  signatures with respect to each Person authorized to execute and deliver this Agreement and the other Loan Documents on behalf of the Borrower and each other Person executing any document, certificate, or instrument to be delivered in connection with this Agreement and the other Loan Documents and each Person authorized to request Borrowings hereunder;

                           (iii) a certificate evidencing the existence of the
                  Borrower, and certificates evidencing the good standing of the Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which it is required to be qualified as a foreign business entity to transact its business as presently conducted, PROVIDED that upon request by the Borrower and with the consent of the Agent, certificates of good standing for the Borrower in any state other than the state of its incorporation and chief executive office, to the extent not provided on the Closing Date, may be provided within thirty (30) days of the Closing Date;

                           (iv) certified copies of all action taken by the
                  Borrower to authorize the execution, delivery, and performance of this Agreement, the other Loan Documents, and the Borrowings;

                           (v) a certificate of the Borrower signed by a
                  Responsible Officer:

                                    (A) stating that all of the representations
                           and warranties made or deemed to be made under this Agreement are true and correct as of the Closing Date, after giving effect to the Revolving Loans to be made at such time and the application of the proceeds thereof,

                                    (B) stating that no Default or Event of
                           Default exists,

                                    (C) specifying the account of the Borrower
                           to which the Agent is authorized to transfer the proceeds of the Revolving Loans, as required by
                           SECTION 2.2(c), and

                                    (D) certifying as to such other factual
                           matters as may be reasonably requested by the Agent;

                           (vi) a Revolving Note payable to the order of each
                  Lender in the amount of its Commitment, duly executed and delivered by the Borrower, complying with the requirements of
                  SECTION 2.2;




LOAN AND SECURITY AGREEMENT - Page 67

                           (vii) UCC financing statements and/or amendments to
                  existing UCC financing statements with respect to all Collateral as may be requested by the Agent, duly executed by the Borrower, in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien therein;

                           (viii) duly executed UCC-3 termination statements or
                  assignments and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the property of the Borrower except Permitted Liens;

                           (ix) a Copyright, Patent, and Trademark Agreement
                  with respect to all Proprietary Rights, if any, owned by the Borrower which must be registered with any Governmental Authority to perfect the Agent's Liens in such Proprietary Rights, duly executed by the Borrower, as applicable;

                           (x) a Borrowing Base Certificate effective as of the
                  Business Day preceding the day such initial Revolving Loans are to be funded;

                           (xi) a landlord's or mortgagee's waiver and consent
                  agreement, in form and substance reasonably acceptable to the Agent, duly executed on behalf of each landlord or mortgagee, as the case may be, of Real Estate on which any Collateral is located (PROVIDED, that the Borrower may defer delivery of any such agreements for a period not to exceed ninety (90) days from the Closing Date; PROVIDED, FURTHER, that thereafter the Agent may, in its discretion, establish a reserve with respect to any Collateral located on any Real Estate for which the Agent has not received an acceptable waiver and consent agreement);

                           (xii) on the Closing Date, a Blocked Account
                  Agreement duly executed by the Borrower, Bank One, N.A., and the Agent with respect to the Borrower's Payment Account(s) maintained by Bank One, N.A., and within ninety (90) days of the Closing Date, each other Blocked Account Agreement duly executed as requested by the Agent;

                           (xiii) a signed opinion of counsel for the Borrower,
                  opining as to such matters in connection with the transactions contemplated by this Agreement as the Agent may reasonably request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel;

                           (xiv) the Agent shall have received evidence, in
                  form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement; and

                           (xv) such other documents and instruments as the
                  Agent or any Lender may reasonably request.



LOAN AND SECURITY AGREEMENT - Page 68

                  (b) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by the Borrower before or on the Closing Date.

                  (c) Upon making the initial Revolving Loans (including such Revolving Loans made to finance the fees, costs, and expenses then payable under this Agreement) and with all its obligations current, the Borrower shall have remaining Availability in an amount not less than zero Dollars.

                  (d) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct on the Closing Date.

                  (e) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Revolving Loans to be made on such date.

                  (f) The Borrower shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                  (g) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Accounts and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

                  (h) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

                  (i) No action, proceeding, investigation, regulation, or legislation shall have been instituted, threatened, or proposed by or before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated by this Agreement or which, in the Agent's or the Lenders' reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

The acceptance by the Borrower of any Revolving Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Revolving Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect. Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this SECTION 10.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this


LOAN AND SECURITY AGREEMENT - Page 69

Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this SECTION 10.1, and (iii) all documents sent to such Lender for approval, consent, or satisfaction were acceptable to such Lender.

         Section 10.2 CONDITIONS PRECEDENT TO EACH REVOLVING LOAN. The obligation of the Lenders to make each Revolving Loan, including the initial Revolving Loans on the Closing Date, shall be subject to the further conditions precedent that on and as of the date of any such Revolving Loan:

                  (a) the following statements shall be true, and the acceptance by the Borrower of any Revolving Loan shall be deemed to be a statement to the effect set forth in CLAUSE (i) and CLAUSE (ii) following with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the date of such Revolving Loan, stating that:

                           (i) the representations and warranties contained in
                  this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such Revolving Loan as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty;

                           (ii) no event has occurred and is continuing, or
                  would result from such Revolving Loan, which constitutes a Default or an Event of Default; and

                           (iii) no "Termination Event" (as defined in the RPA)
                  exists under the RPA.

                  (b) The Agent shall have received satisfactory evidence that the Agent has a valid, exclusive (other than Permitted Liens), and perfected first priority security interest, lien, collateral assignment, and pledge as of such date in all Collateral (to the extent any such Liens may be perfected under the UCC (but excluding any Liens on vehicles for which a certificate of title has been issued and Liens perfected solely by possession, but only to the extent the Agent has not requested perfection of its Liens in such vehicles or possession of such Collateral); PROVIDED that upon the Agent's request, the Borrower shall provide any additional agreement, document, instrument, certificate, or other item relating to any other Collateral as may be required for perfection under any Requirement of Law);

                  (c) As of the Closing Date and as of the date of funding such Revolving Loan, there shall not have occurred or exist any event or condition which constitutes a Material Adverse Effect.

The foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of SECTION 2.2(h) and SECTION 2.2(i).



LOAN AND SECURITY AGREEMENT - Page 70

                                   ARTICLE 11

                                DEFAULT REMEDIES

         Section 11.1 EVENTS OF DEFAULT. It shall constitute an event of default ("EVENT OF DEFAULT") if any one or more of the following shall occur for any reason:

                  (a) any failure by the Borrower to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

                  (b) any representation or warranty made or deemed made by the Borrower in this Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (c) any default shall occur in

                           (i) the observance or performance of any of the
                  covenants and agreements contained in SECTION 9.2 (insofar as it requires the preservation of the existence of the Borrower) or SECTION 9.9 through SECTION 9.31, or

                           (ii) the observance or performance of any of the
                  covenants and agreements contained in ARTICLE 6 or ARTICLE 7, and such default shall continue for a period of three (3) Business Days after written notice thereof has been given to the Borrower by the Agent,

                           (iii) the observance or performance of any of the
                  covenants and agreements contained in this Agreement, other than as referenced in SECTION 11.1(a), SECTION 11.1(b),
                  SECTION 11.1(c)(i), and SECTION 11.1(c)(ii) or any other Loan Documents, or any other agreement entered into at any time to which the Borrower and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for a period of twenty (20) days after written notice thereof has been given to the Borrower by the Agent, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

                  (d) default shall occur with respect to any Debt (other than the Obligations) of the Borrower, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by the Borrower, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt, or any such



LOAN AND SECURITY AGREEMENT - Page 71

         Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (e) the Borrower shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement, or readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action, or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee, or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or
         (iv) be unable generally to pay its debts as they become due;

                  (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced (other than as referenced in SECTION 11.1(e)) seeking reorganization, arrangement, consolidation, or readjustment of the debts of the Borrower or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action, or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against the Borrower shall have been entered in such proceeding;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee, or similar officer for the Borrower or for all or any part of its property shall be appointed or a warrant of attachment, execution, or similar process shall be issued against any part of the property of the Borrower;

                  (h) the Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved, or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up, or liquidation, or shall take any corporate action in furtherance thereof;

                  (i) all or any material part of the property of the Borrower shall be nationalized, expropriated, or condemned, seized, or otherwise appropriated, or custody or control of such property or of the Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (j) one or more judgments, orders, decrees, or arbitration awards is entered against the Borrower involving liability in the aggregate (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated, and unstayed pending appeal for a period of thirty (30) days after the entry thereof;


LOAN AND SECURITY AGREEMENT - Page 72

                  (k) any loss, theft, damage, or destruction of any item or items of Collateral or other property of the Borrower occurs which reasonably could be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                  (l) there occurs a Material Adverse Effect;

                  (m) there is filed against the Borrower any action, suit, or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected, and prior to all other Liens (other than Permitted Liens which are expressly permitted to have priority over the Agent's Liens) or is terminated, revoked, or declared void;

                  (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan, or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
         Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $1,000,000;

                  (p) there occurs a Change of Control;

                  (q) any "Event of Default" (as defined in the Metals Loan Agreement) occurs under the Metals Loan Agreement; or

                  (r) any "Termination Event" (as defined in the RPA) occurs under the RPA.

         Section 11.2 REMEDIES.

                  (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts used in computing the Borrowing Base, or reduce or increase one or more of the other elements used in computing the Borrowing Base; and (ii) restrict the amount of or refuse to make Revolving

LOAN AND SECURITY AGREEMENT - Page 73

         Loans. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower:
         (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in SECTION 11.1(e), SECTION 11.1(f), SECTION 11.1(g), or SECTION 11.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit, or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to the Borrower's address specified in or pursuant to SECTION 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (A) the posting of any bond, surety, or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale,

LOAN AND SECURITY AGREEMENT - Page 74
         including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrower, and the Borrower shall remain liable for any deficiency.

                  (c) Without limiting this SECTION 11.2 or any provision of the RPA, if an Event of Default has occurred and is continuing the Agent shall have the right to enforce the RPA and to exercise directly, in the name of the Borrower or in the name of the Agent, as secured party, all of the Borrower's rights, remedies, powers, and privileges under the RPA.

                  (d) If an Event of Default occurs and is continuing, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach, or levy upon the Collateral without notice or hearing.

                  (e) The Borrower recognizes that the Agent may be unable to effect a public sale of any or all of the Collateral or other property to be sold by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in applicable federal or state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral or other property to be sold for their own account for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Unless required by a Requirement of Law, the Agent shall not be under any obligation to delay a sale of any of the Collateral or other property to be sold for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States under any applicable federal or state securities laws, even if such issuer would agree to do so. The Borrower further agrees to do or cause to be done, to the extent that the Borrower may do so under Requirements of Law, all such other acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral or other property to be sold valid and binding and in compliance with any and all Requirements of Law at the Borrower's expense. The Borrower further agrees that a breach of any of the covenants contained in this SECTION 11.2(e) will cause irreparable injury to the Agent and the Lenders for which there is no adequate remedy at law and, as a consequence, agrees that each covenant contained in this SECTION 11.2(e) shall be specifically enforceable against the Borrower and the Borrower hereby waives and agrees, to the fullest extent permitted by law, not to assert as a defense against an action for specific performance of such covenants that (i) the Borrower's failure to perform such covenants will not cause irreparable injury to the Agent and the Lenders or (ii) the Agent or the Lenders have an adequate remedy at law in respect of such breach. The Borrower further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent and the Lenders by reason of a breach of any of the covenants contained in this SECTION 11.2(e) and, consequently, agrees that, if the Borrower shall breach any of such covenants and the Agent or the Lenders shall sue for damages for such breach, the Borrower shall pay to the Agent, for the benefit of the Agent and the Lenders, as

LOAN AND SECURITY AGREEMENT - Page 75
         liquidated damages and not as a penalty, an aggregate amount equal to the value of the Collateral or other property to be sold on the date the Agent shall demand compliance with this SECTION 11.2(e).

                                   ARTICLE 12

                              TERM AND TERMINATION

         Section 12.1 TERM AND TERMINATION. The term of this Agreement shall end on the Stated Termination Date unless terminated or automatically extended as provided in this Article. This Agreement shall automatically be renewed on the Stated Termination Date for a renewal term of one year unless it is terminated as provided in this Article. The Borrower, the Agent, and each Lender shall have the right to terminate this Agreement, without premium or penalty, on the Stated Termination Date or at the end of any such renewal term by giving the other parties hereto written notice not less than thirty (30) days prior to the Stated Termination Date by registered or certified mail. The Borrower may also terminate this Agreement at any time if it: (a) gives the Agent and the Lenders thirty (30) days prior written notice of termination by registered or certified mail; and (b) pays and performs all Obligations, including, without limitation, all fees (if any) required by SECTION 4.2 and any other fees payable under the Loan Documents on or prior to the effective date of termination. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice to the Borrower during the existence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest, and any early termination or prepayment fees but excluding indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 13

          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         Section 13.1 NO WAIVERS; CUMULATIVE REMEDIES. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other agreement between or among the Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. Subject to
SECTION 13.2, no waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

LOAN AND SECURITY AGREEMENT - Page 76

         Section 13.2 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Lender;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Revolving Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loans which is required for the Lenders or any of them to take any action hereunder;

                  (e) increase any of the percentages set forth in the definition of the Borrowing Base;

                  (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                  (g) release Collateral other than as permitted by SECTION
         14.12;

                  (h) change the definition of "Majority Lenders"; or

                  (i) increase the Maximum Revolver Amount;

PROVIDED, HOWEVER, the Agent may, in its sole discretion and notwithstanding the limitations contained in CLAUSE (e) and CLAUSE (i) preceding and any other terms of this Agreement, make Revolving Loans (including Agent Advances) in an amount not to exceed five percent (5.0%) of the Maximum Revolver Amount and, PROVIDED FURTHER, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.


LOAN AND SECURITY AGREEMENT - Page 77

         Section 13.3 ASSIGNMENTS; PARTICIPATIONS.

                  (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (PROVIDED that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "ASSIGNEE") all, or any ratable part of all, of the Revolving Loans, the Commitments, and the other rights and obligations of such Lender hereunder (any such assignment and delegation being referred to herein as an "ASSIGNMENT"), in a minimum amount of $2,222,222.22 (PROVIDED that, unless an assignor Lender has assigned and delegated all of its Revolving Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $2,222,222.22); PROVIDED, HOWEVER, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; and (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of EXHIBIT E ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment; PROVIDED, FURTHER, that the Lenders acknowledge and agree that, on the Closing Date, each Lender is also a "Lender" (as defined by the Metals Loan Agreement) under the Metals Loan Agreement with a "Pro Rata Share" (as defined by the Metals Loan Agreement) under the Metals Loan Agreement identical to its Pro Rata Share, and the Lenders further agree that, in addition to and without limiting the foregoing requirements for an Assignment, no such Assignment shall be made unless, simultaneously with the effectiveness thereof, the assignor Lender effects an "Assignment" (as defined by the Metals Loan Agreement) to such Assignee under the Metals Loan Agreement and thereby assigns and delegates to such Assignee, as an "Assignee" under the Metals Loan Agreement, all or a ratable part of all, as the case may be, of the "Revolving Loans" and "Commitments" (as such terms are defined by the Metals Loan Agreement) and the other rights and obligations of such assignor Lender as a "Lender" (as defined by the Metals Loan Agreement) under the Metals Loan Agreement, so that at all times the Pro Rata Share of each Lender, and the "Pro Rata Share" (as defined by the Metals Loan Agreement) of each Lender as a "Lender" under the Metals Loan Agreement, respectively, shall be identical.

                  (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

LOAN AND SECURITY AGREEMENT - Page 78

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrower to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and
         (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon satisfaction of the requirements of
         SECTION 13.3(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

                  (e) Any Lender may at any time sell to one or more Participants participating interests in any Revolving Loans, the Commitment of that Lender, and the other interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and (v) all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall

LOAN AND SECURITY AGREEMENT - Page 79
         have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR
         Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 14

                                    THE AGENT

         Section 14.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby designates and appoints the Bank (acting in its capacity as the Agent) as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this ARTICLE 14. The provisions of this ARTICLE 14 are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in SECTION 14.10 and SECTION 14.12. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to
SECTION 2.2(i), and (c) the exercise of remedies pursuant to SECTION 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.


LOAN AND SECURITY AGREEMENT - Page 80

         Section 14.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent, employee, or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         Section 14.3 LIABILITY OF THE AGENT. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation, or warranty made by the Borrower or any Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of the Borrower or any Affiliate of the Borrower.

         Section 14.4 RELIANCE BY THE AGENT.

                  (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by SECTION 13.2) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in SECTION 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance, or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.


LOAN AND SECURITY AGREEMENT - Page 81

         Section 14.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with ARTICLE 11; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         Section 14.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrower. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

         Section 14.7 INDEMNIFICATION. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND THE AGENT-RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), PRO RATA, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES AS SUCH TERM IS DEFINED IN SECTION 15.11; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE AGENT- RELATED PERSONS OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING SOLELY FROM SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or

LOAN AND SECURITY AGREEMENT - Page 82
legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         Section 14.8      THE AGENT IN INDIVIDUAL CAPACITY.

                  (a) The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Borrower and its Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Bank or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to the Lenders. With respect to its Revolving Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

                  (b) Each of the Lenders acknowledges and agrees that the Bank acts, and/or may in the future act, as administrative agent under the Metals Loan Agreement. Each Lender hereby acknowledges and consents to the Bank acting in such capacity and agrees that in connection with acting in such capacity the Bank may take or refrain from taking any action, and each of the Lenders hereby holds the Bank harmless in connection with taking or refraining from taking any such action, which the Bank in its sole discretion deems appropriate in the circumstances, subject to the terms of the Metals Loan Agreement.

         Section 14.9 SUCCESSOR AGENT. The Agent may resign as Agent upon thirty
(30) days notice to the Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer, or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


LOAN AND SECURITY AGREEMENT - Page 83

         Section 14.10     WITHHOLDING TAX.

                  (a) If any Lender is a "foreign corporation, partnership, or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, United States withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent and the Borrower:

                           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                           (iii) such other form or forms as may be required
                  under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

         Such Lender agrees to promptly notify the Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent and the Parent of the percentage amount in which it is no longer the beneficial owner of Obligations owing to such Lender. To the extent of such percentage amount, the Agent and the Parent will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent or the Borrower may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by CLAUSE (a) of this Section are not delivered to the

LOAN AND SECURITY AGREEMENT - Page 84

         Agent and the Borrower, then the Agent or the Borrower may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent or the Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent and the Borrower fully for all amounts paid, directly or indirectly, by the Agent or the Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this SECTION 14.10, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this SECTION 14.10(e) shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         Section 14.11 CO-AGENTS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         Section 14.12     COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral upon the termination of the Commitments and payment and satisfaction in full of all Revolving Loans and all other Obligations. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; PROVIDED that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $10,000,000 during any one (1) year period without the prior written authorization of the Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this SECTION 14.12.

                  (b) Upon receipt by the Agent of any authorization required pursuant to SECTION 14.12(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to

LOAN AND SECURITY AGREEMENT - Page 85
         liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         Section 14.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of the Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all other Lenders, set-off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, set-off, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase

LOAN AND SECURITY AGREEMENT - Page 86
         price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         Section 14.14 AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

         Section 14.15 PAYMENTS BY THE AGENT TO THE LENDERS. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, in the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest on the Revolving Loans or otherwise.

         Section 14.16 CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents for the benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or the Majority Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Majority Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         Section 14.17 FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by the Agent;

                  (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent, the Bank, or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;


LOAN AND SECURITY AGREEMENT - Page 87

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         Section 14.18 RELATION AMONG LENDERS. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

                                   ARTICLE 15

                                  MISCELLANEOUS

         Section 15.1 CUMULATIVE REMEDIES; NO PRIOR RECOURSE TO COLLATERAL. The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against any Person liable therefor to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

         Section 15.2 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement, any Loan Document, or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.


LOAN AND SECURITY AGREEMENT - Page 88

         Section 15.3 GOVERNING LAW; CHOICE OF FORUM.

                  (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN
         ARTICLE 9 OF THE UCC) OF THE STATE OF TEXAS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT, AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT, AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

         Section 15.4 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE LENDERS, AND THE AGENT IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT, OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE BORROWER, THE LENDERS, AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY

LOAN AND SECURITY AGREEMENT - Page 89

ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         Section 15.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Borrower contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         Section 15.6 OTHER SECURITY AND GUARANTIES. The Agent, may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce, or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         Section 15.7 FEES AND EXPENSES. The Borrower agrees to pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees, and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $650 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks, and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including Attorney Costs) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents

LOAN AND SECURITY AGREEMENT - Page 90
regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Loan Account as Revolving Loans as described in SECTION 4.5.

         Section 15.8 NOTICES. Except as otherwise provided herein, all notices, demands, and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

         IF TO THE AGENT OR TO THE BANK:

                  Bank of America, National Association
                  901 Main Street, 6th Floor
                  Dallas, Texas 75202
                  Attention: Commercial Finance Business Credit/Regional
                    Manager: URGENT
                  Telecopy No.:  214-209-3501

                  WITH A COPY TO:

                  Jenkens & Gilchrist, P.C.
                  1445 Ross Avenue, Suite 3200
                  Dallas, Texas 75202
                  Attention: Daniel C. Garner, Esq.
                  Telecopy No.: 214-855-4300

         IF TO THE BORROWER:

                  Metals Receivables Corporation
                  Three Riverway, Suite, 600
                  Houston, Texas 77056
                  Attention: General Counsel
                  Telecopy No.: 713-965-0544

                  WITH A COPY TO:

                  Bracewell & Patterson, L.L.P.
                  711 Louisiana, Suite 2900
                  Houston, Texas 77002-2781
                  Attention: Mr. Robin J. Miles
                  Telecopy No.: 713-221-1212

LOAN AND SECURITY AGREEMENT - Page 91
or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

         Section 15.9 WAIVER OF NOTICES. Unless otherwise expressly provided herein, the Borrower waives presentment, notice of demand or dishonor, and protest as to any instrument, notice of intent to accelerate the Obligations, and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar, or other circumstances.

         Section 15.10 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; PROVIDED, HOWEVER, that no interest herein may be assigned by the Borrower without the prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         Section 15.11 INDEMNITY OF THE AGENT AND THE LENDERS BY THE BORROWER.

                  (a) THE BORROWER AGREES TO DEFEND, INDEMNIFY, AND HOLD THE AGENT-RELATED PERSONS AND EACH LENDER AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, AGENTS, AND ATTORNEYS-IN-FACT (EACH, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE REVOLVING LOANS AND THE TERMINATION, RESIGNATION, OR REPLACEMENT OF THE AGENT OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE REVOLVING LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT THE BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED

LOAN AND SECURITY AGREEMENT - Page 92

         PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. THE AGREEMENTS IN THIS SECTION 15.11 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.

                  (b) THE BORROWER AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE AGENT AND THE LENDERS FROM ANY LOSS OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE RELATING TO THE BORROWER'S OPERATIONS, BUSINESS, OR PROPERTY. THIS INDEMNITY WILL APPLY WHETHER THE HAZARDOUS SUBSTANCE IS ON, UNDER, OR ABOUT THE BORROWER'S PROPERTY OR OPERATIONS OR PROPERTY LEASED TO THE BORROWER. THE INDEMNITY INCLUDES BUT IS NOT LIMITED TO ATTORNEY COSTS. THE INDEMNITY EXTENDS TO THE AGENT AND THE LENDERS, THEIR PARENTS, AFFILIATES, SUBSIDIARIES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS, AND ASSIGNS. "HAZARDOUS SUBSTANCES" MEANS ANY SUBSTANCE, MATERIAL, OR WASTE THAT IS OR BECOMES DESIGNATED OR REGULATED AS "TOXIC," "HAZARDOUS," "POLLUTANT," OR "CONTAMINANT" OR A SIMILAR DESIGNATION OR REGULATION UNDER ANY FEDERAL, STATE, OR LOCAL LAW (WHETHER UNDER COMMON LAW, STATUTE, REGULATION, OR OTHERWISE) OR JUDICIAL OR ADMINISTRATIVE INTERPRETATION OF SUCH, INCLUDING PETROLEUM OR NATURAL GAS. THIS INDEMNITY WILL SURVIVE REPAYMENT OF ALL OTHER OBLIGATIONS.

         Section 15.12 LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY THE BORROWER, ANY LENDER, OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER AND EACH LENDER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         Section 15.13 FINAL AGREEMENT. This Agreement and the other Loan Documents are intended by the Borrower, the Agent, and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof and thereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of each of the Agent and the requisite Lenders.


LOAN AND SECURITY AGREEMENT - Page 93

         THIS WRITTEN LOAN AND SECURITY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 15.14 COUNTERPARTS. This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the Agent, each Lender, and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document, and a telecopy of any such executed signature page shall be valid as an original.

         Section 15.15 CAPTIONS. The captions contained in this Agreement and the other Loan Documents are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         Section 15.16 RIGHT OF SET-OFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Revolving Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE AGENT.


             [Remainder of page intentionally left blank]


LOAN AND SECURITY AGREEMENT - Page 94

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                          BORROWER:

                                          METALS RECEIVABLES CORPORATION


                                          By:
                                              -------------------------------
                                                   Terry L. Freeman
                                                   Vice President

                                                  AGENT:

                                                  BANK OF AMERICA, NATIONAL
                                                  ASSOCIATION


                                                  By:
                                                      --------------------------
                                                        Dan Lane
                                                        Senior Vice President

                                                 LENDERS:

COMMITMENT:       $50,000,000                    BANK OF AMERICA, NATIONAL
                                                 ASSOCIATION

                                                By:
                                                    ---------------------------
                                                         Dan Lane
                                                         Senior Vice President


COMMITMENT:       $50,000,000                   PNC BANK, NATIONAL ASSOCIATION


                                                By:
                                                    ----------------------------
                                                         Gregory A. Steve
                                                         Vice President

                                  SCHEDULE 1.1

                              PERMITTED INVESTMENTS




                                      NONE

                                  SCHEDULE 6.3

                 CHIEF EXECUTIVE OFFICE; LOCATION OF COLLATERAL



Three River Way, Suite 600
Houston, Texas 77056

                                  SCHEDULE 8.3

                         ORGANIZATION AND QUALIFICATION



State of Incorporation: Delaware

Sole state of qualification: Texas

                                  SCHEDULE 8.5

                                  CAPITAL STOCK



                                      NONE

                                  SCHEDULE 8.12

                                   TRADE NAMES



                                      NONE

                                  SCHEDULE 8.24

                               MATERIAL AGREEMENTS



Receivables Purchase Agreement dated as of March 12, 2001 among Metals Receivables Corporation, as Buyer, and each of Metals USA Specialty Metals Northcentral, Inc., Metals USA Plates and Shapes Southeast, Inc., Metals USA Plates and Shapes Southcentral, Inc., Metals USA Carbon Flat Rolled, Inc. and Metals USA Plates and Shapes, Southwest, Limited Partnership, as Originators

                                  SCHEDULE 8.25

                        BANK ACCOUNTS; MERCHANT ACCOUNTS